SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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Filed by the Registrant ☒

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☒	Preliminary Proxy Statement

☐	Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GENEREX BIOTECHNOLOGY CORPORATION (Name of Registrant as Specified In Its Charter)

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GENEREX BIOTECHNOLOGY CORPORATION
33 Harbour Square
Suite 202
Toronto, Ontario, Canada M5J 2G2

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY MAY 30, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Generex Biotechnology Corporation ("Generex") that will be held on Tuesday May 30, 2006, at 10:00 a.m. (local time), at St. Lawrence Hall, 157 King Street East, Toronto, Ontario, Canada M5E 1C4, for the following purposes, as set forth in the accompanying proxy statement:

1.	To elect eight directors;

2.
To authorize the Board of Directors, in the three-month period commencing with the date of the annual meeting, to issue, without prior stockholder approval, in connection with capital raising transactions, and/or acquisitions of assets, businesses or companies, up to 10,000,000 shares of common stock, including options, warrants, securities or other rights convertible into common stock, in the aggregate, in excess of the number of shares that NASDAQ’s Rules 4350(i)(1)(C) and (D) permit us to issue in such transactions without prior stockholder approval, the issuance of such 10,000,000 shares to be upon such terms as the Board of Directors shall deem to be in our best interests, for a price of not less than 70% of the market price at the time of such issuance and for an aggregate consideration not to exceed $50,000,000, which such authorization shall include shares of common stock issued by us at or above market price prior to the date of the annual meeting (a "Prior Issuance") in the event The NASDAQ Stock Market, Inc. integrates (i) a new below market issuance by us within the three-month period commencing on the date of the annual meeting with (ii) the Prior Issuance;

3.	To approve the adoption of a stockholder rights plan that will allow our Board of Directors to declare a dividend of one share purchase right for each outstanding share of our common stock;

4.	To approve the adoption of Generex’s 2006 Stock Plan;

5.
To approve an amendment to our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000;

6.	To ratify the appointment of Danziger & Hochman, Chartered Accountants as independent public accountants for the fiscal year ending July 31, 2006; and

7.	To transact such other business as may properly come before the annual meeting and any adjournments or postponements of the meeting.

The Board of Directors has established the close of business on April 27, 2006, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

You may revoke your proxy at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

By order of the Board of Directors,

Rose C. Perri Secretary

May 3, 2006

GENEREX BIOTECHNOLOGY CORPORATION

PROXY STATEMENT

General Information

This proxy statement is provided to the stockholders of Generex Biotechnology Corporation ("Generex") in connection with the solicitation by our Board of Directors of proxies for use at our annual meeting of stockholders to be held on Tuesday May 30, 2006 at 10:00 a.m. (local time), at St. Lawrence Hall, 157 King Street East, Toronto, Ontario, Canada M5E 1C4, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted FOR (1) the election of the nominees named herein as directors, (2) the proposal to authorize the Board of Directors to issue up to 10,000,000 shares of common stock at less than market price in excess of amounts permitted under NASDAQ rules, (3) the proposal to approve the adoption of a stockholder rights plan that will allow our Board of Directors to declare a dividend of one share purchase right for each outstanding share of our common stock, (4) the proposal to approve the adoption of Generex’s 2006 Stock Plan, (5) the proposal to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000, (6) the proposal to ratify the appointment of Danziger & Hochman, Chartered Accountants as our independent public accountants; and they will be voted on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are present members of our executive management.

Any stockholder voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to our Secretary at the address set forth below, by delivering a proxy bearing a later date, or by attending the annual meeting in person and casting a ballot. If any stockholder holds shares of common stock through an account with a bank or broker, the stockholder must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if the stockholder plans to attend the meeting, we encourage such stockholder to vote its shares by proxy.

Our principal executive offices are located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, and our telephone number is (416) 364-2551. Proxy materials are first being mailed to stockholders beginning on or about May 5, 2005.

Shares Outstanding, Voting Rights and Vote Required

Only stockholders of record at the close of business on April 27, 2006, are entitled to vote at the annual meeting. The only voting stock outstanding and entitled to vote at the annual meeting is our common stock, $.001 par value per share. As of the close of business on April 5, 2006, 95,529,149 shares of our common stock were outstanding. Each share of common stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Cumulative voting is not permitted under our Certificate of Incorporation.

The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes. This means the eight nominees for director receiving the highest number of "For" votes will be elected as directors. Approval of each of (i) the proposal to authorize the Board of Directors to issue up to 10,000,000 shares of common stock at less than market price in excess of amounts permitted under NASDAQ rules, (ii) the proposal to approve the adoption of a stockholder rights plan that will allow our Board of Directors to declare a dividend of one share purchase right for each outstanding share of our common stock, (iii) the proposal to approve the adoption of Generex’s 2006 Stock Plan, (iv) the proposal to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000, (v) the proposal to ratify the appointment of Danziger & Hochman, Chartered Accountants as our independent public accountants and (vi) any other matter that may be submitted to a vote of stockholders require the affirmative vote of a majority of the votes of the shares present or represented by proxy at the annual meeting and cast on such proposals. Except for the election of directors, abstentions will be counted in tabulating votes cast on the proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes will not be counted in tabulating votes cast on the proposals presented to stockholders. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting.

Our Board of Directors recommends voting FOR (1) the election of the nominees named herein as directors, (2) the proposal to authorize the Board of Directors to issue up to 10,000,000 shares of common stock at less than market price in excess of amounts permitted under NASDAQ rules, (3) the proposal to approve the adoption of a stockholder rights plan that will allow our Board of Directors to declare a dividend of one share purchase right for each outstanding share of our common stock, (4) the proposal to approve the adoption of Generex’s 2006 Stock Plan, (5) the proposal to authorize an increase in capital stock, and (6) the proposal to ratify the appointment of Danziger & Hochman, Chartered Accountants as our independent public accountants for fiscal 2006.

ELECTION OF DIRECTORS
(Proposal 1)

Eight directors are to be elected at the annual meeting of stockholders. All directors will be elected to hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified.

The persons named below have been designated by our Board of Directors, including a majority of independent directors, as nominees for election as directors. All nominees, except David Wires, currently serve as our directors. The individuals named in the enclosed proxy intend to vote all proxies received by them for the nominees listed below unless otherwise instructed. If you do not wish your shares to be voted for any of the nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors, including a majority of independent directors. At this time, the Board of Directors knows of no reason why any of the nominees might be unavailable to serve.

Name	Age	Position Held with Generex
Anna E. Gluskin	54	Chairman, President, Chief Executive Officer and Director
Rose C. Perri	38	Chief Operating Officer, Chief Financial Officer, Treasurer, Secretary and Director
Gerald Bernstein, M.D.	72	Director, Vice President Medical Affairs
John P. Barratt	61	Director
Mindy J. Allport-Settle	38	Director
Brian T. McGee	44	Director
Peter G. Amanatides	41	Director
David Wires	55	Director Nominee

Anna E. Gluskin -- Director since September 1997. Ms. Gluskin has served as the President and Chief Executive Officer of Generex since October 1997 and the Chairman since November 2002. She held comparable positions with Generex Pharmaceuticals, Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

Rose C. Perri -- Director since September 1997. Ms. Perri has served as Treasurer and Secretary of Generex since October 1997, and as Chief Operating Officer since August 1998. She served as Acting Chief Financial Officer from November 2002 until April 2005 when she was appointed Chief Financial Officer. She was an officer of Generex Pharmaceuticals, Inc. from its formation in 1995 until its acquisition by Generex in October 1997.

Gerald Bernstein, M.D. -- Director since October 2002. Dr. Gerald Bernstein has served as Vice President of Generex since October 1, 2001. Dr. Bernstein acts as a key liaison for Generex on medical and scientific affairs to the medical, scientific and financial communities and consults with Generex under a consulting agreement on research and medical affairs and on development activities. Dr. Bernstein has been an associate clinical professor at the Albert Einstein College of Medicine in New York and an attending physician at Beth Israel Medical Center, Lenox Hill Hospital and Montefore Medical Center, all in New York, since 1999. He was president of the American Diabetes Association from 1997 to 1998.

John P. Barratt -- Director since March 2003. Mr. Barratt currently serves as the Chief Operating Officer of The Caldwell Partners International, a role he commenced in April 2005. The Caldwell Partners International is a Canadian based human capital professional services company. Mr. Barratt continues, concurrently, as the court-appointed Responsible Person and Liquidation Manager of Beyond.com Corporation, Debtor-in-Possession, a U.S. Chapter 11 Bankruptcy case, in which capacity Mr. Barratt reports to the bankruptcy court and to the U.S. Trustee’s Office. The Beyond.com case is expected to be granted final decree by the end of 2005 at which point the Chapter 11 case will terminate as will his duties to the court and the U.S. Trustee’s Office. From September 2000 until the date of its Chapter 11 bankruptcy filing in January 2002, Mr. Barratt acted in the capacity of Chief Operating Officer of Beyond.com Corporation, an electronic fulfillment provider. Between 1996 and 2000, Mr. Barratt was partner-in-residence with the Quorum Group of Companies, an international investment partnership specializing in providing debt and/or equity capital coupled with strategic direction to emerging technology companies. Between 1988 and 1995, Mr. Barratt held a number of positions with Coscan Development Corporation, a real estate development company, the last position of which was Executive Vice-President and Chief Operating Officer. Mr. Barratt currently serves on a number of Boards of Directors, including GLP NT Corporation and BNN Split Corporation, and is a member of the Board of Directors and Chairman of the Board’s Credit Committee of the Bank of China (Canada). Mr. Barratt also serves on the Advisory Boards of the following Brascan SoundVest funds: Diversified Income Fund, Total Return Fund, Rising Distribution Split Trust and Focused Business Trust. In addition, Mr. Barratt is a member of the Advisory Board of the Brascan Adjustable Rate Trust I.

Mindy J. Allport-Settle -- Director since February 2004. Ms. Allport-Settle has been President and Chief Executive Officer of Integrated Development, LLC ("Integrated") since 1998. Integrated is an independent consulting firm to the pharmaceutical industry, providing informed guidance in operational, project and contract management, new business development and regulatory compliance. In addition to her position with Integrated, Ms. Allport-Settle has been a Vice-President of Impact Management Services, Inc. ("IMS") since 2003, which also provides consulting services to the pharmaceutical industry. In her current positions at Integrated and IMS, Ms. Allport-Settle has worked with several major pharmaceutical companies. From 2001 to 2002, Ms. Allport-Settle was Director of Client Services for Scriptorium Publishing Service. From 1992 to 1994, Ms. Allport-Settle was an Eye Bank Technician/Organ Procurement Surgeon for NC Eye & Human Tissue Bank; and from 1991 to 1998, Ms. Allport-Settle was a healthcare and general medical compliance training consultant and a contract writer and photographer. Ms. Allport-Settle holds a Bachelor’s degree from the University of North Carolina, a Master of Business Administration in Global Management from the University of Phoenix, and completed Harvard Business School's executive education program Compensation Committees: Preparing for the Challenges Ahead. Ms. Allport-Settle is a member of the faculty for the Executive Compensation segment of the National Association of Corporate Directors College.

Brian T. McGee -- Director since March 2004. Mr. McGee has been a partner of Zeifman & Company, LLP ("Zeifman") since 1995. Mr. McGee began working at Zeifman shortly after receiving a B.A. degree in Commerce from the University of Toronto in 1985. Zeifman is a Chartered Accounting firm based in Toronto, Ontario. A significant element of Zeifman's business is public corporation accounting and auditing. Mr. McGee is a Chartered Accountant. Throughout his career, Mr. McGee has focused on, among other areas, public corporation accounting and auditing. In 1992, Mr. McGee completed courses focused on International Taxation and Corporation Reorganizations at the Canadian Institute of Chartered Accountants and in 2003, Mr. McGee completed corporate governance courses on compensation and audit committees at Harvard Business School. In April 2004 Mr. McGee received his CPA designation from The American Institute of Certified Public Accountants.

Peter G. Amanatides -- Director since April 2005. Mr. Amanatides has been working in the pharmaceutical and biotechnology industry since 1988. Since November 2004, Mr. Amanatides has been President and Chief Operating Officer of Pharmalogika, Inc., a North Carolina based service provider for the pharmaceutical and biotechnology industry. Since April 2002, Mr. Amanatides has held Director, and most recently, Vice President positions within the Quality Organization for DSM Pharmaceuticals and DSM Biologics, both divisions of DSM Pharmaceutical Products, Inc.. From February 1999 to April 2002, Mr. Amanatides had been Director of Quality Systems for Celera Genomics, a division of Applied Biosystems involved in Genomics and Pharmaceutical Discovery. Mr. Amanatides received a B.S. degree in biology from Regents College, Albany, New York and a M.S. degree in Biotechnology and Molecular Biology from Hood College, Frederick, Maryland. Mr. Amanatides has also held ASQ Certification as a certified Quality Manager.

David Wires -- Director nominee. Mr. Wires has been a partner in the Toronto law firm of Wires Jolley, LLP since its founding in 2002. Prior to that, he was a partner in McCague Wires Peacock Borlack McInnis & Lloyd. He graduated from Carleton University with a Bachelor of Arts in 1973 and continued his education at the University of Ottawa where he graduated in 1976 with a Bachelor of Laws, Magna Cum Laude, and at Osgoode Hall Law School, York University where he graduated with a Master of Laws in 1988. He is certified as a specialist in civil litigation by the Law Society of Upper Canada. Outside his practice, David is a panelist on the China International Trade and Arbitration Commission, Beijing. The Certified General Accountants Association of Ontario awarded David their Ontario Distinguished Service Award. David is a member of the Canadian Bar Association and an associate of the American Bar Association, the Advocate Society and past Chair of the Joint Committee on Court Reform, the Toronto Case Management Advisory Committee. He has been engaged as an instructor and lecturer for the Law Society of Upper Canada, the Advocates Society, the Canadian Institute, the Advocate's Society Intensive Trial Advocacy Program, York University, the Canadian Society for the Advancement of Legal Technology, the Canadian Bar Association, and the Canadian Corporation Counsel Association.

There are no family relationships among our officers and directors.

NASDAQ Rule 4350(c) requires that a majority of the Board of Directors be comprised of independent directors as defined in NASDAQ Rule 4200(a)(15). The Board of Directors has determined that Messrs. Barratt, McGee, Amanatides, Wires and Ms. Allport-Settle are independent, in accordance with NASDAQ Rules 4200(a)(15) and 4350(c). Accordingly, a majority of the current directors and a majority of the nominees for director meet the definition of independence under the NASDAQ Capital Market listing requirements. In addition, we continue to evaluate additional candidates for independent directors. In accordance with our Bylaws, the Board of Directors is permitted to increase the number of directors and to fill the vacancies created by the increase until the next annual meeting of stockholders.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 1, approving the election of the above-named nominees.

APPROVAL OF THE POTENTIAL ISSUANCE AND SALE OF SHARES
AT PRICES BELOW THE THEN CURRENT MARKET PRICE
IN POTENTIAL CAPITAL RAISING TRANSACTIONS AND ACQUISITIONS
(Proposal 2)

Management has recommended to the Board of Directors that, in light of our actual and potential cash needs, we must avail ourselves of all possible means of financing, including the private placement of our securities. In addition, we have been presented with potential acquisition candidates and other acquisition and business combination opportunities in the past and must have the flexibility to timely act upon any such opportunities and transactions which may arise in the future. Management informed the Board of Directors that our ability to offer our securities in private placements or acquisitions at an offering price below the market price or book value of such securities at the time of any such private placements or acquisitions would afford us greater flexibility in structuring future financings or acquisitions. However, NASDAQ Marketplace Rules 4350(i)(1)(C) and (D) require stockholder approval prior to the sale or issuance or potential issuance of shares equal to twenty percent (20%) or more of our common stock, or twenty percent (20%) or more of our voting power, outstanding before the issuance, if the effective sale price of our common stock is less than the greater of the book or market value of our common stock on the date of such issuance. Shares of our common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such capital raising transactions or acquisitions are considered shares issued in the transaction or acquisition in determining whether the twenty percent (20%) limit has been reached. Management believes the delay required to arrange for a meeting of stockholders to approve a specific financing transaction or acquisition might jeopardize the closing of the transaction or acquisition. In order to comply with the possible application of the NASDAQ rules, we are seeking stockholder approval for the issuance and sale of shares, during the three-month period commencing with the date of the annual meeting, in a potential acquisition, corporate transaction, other business combination or private placement or other capital raising transaction (which we refer to as a "Potential Equity Related Investment") so that the Board of Directors will have flexibility to timely enter into and close any such transaction.

There are various reasons why our management may seek additional financing in the three-month period immediately following the annual meeting. We may need additional financing to fund expanded research and development activities, product commercialization activities, and working capital needs. While we have no present need for additional financing for these purposes, we believe we should have the flexibility to respond to opportunities as they are presented. In addition, we may be presented with an acquisition, corporate transaction or other business combination opportunity that would be beneficial to us and would require the issuance of shares and/or options in excess of the amounts required under the NASDAQ rules.

Management believes it may need the general flexibility to issue shares at prices which we and any prospective investor or acquisition candidate expressly contemplate are below market value. Management also believes that it needs the flexibility provided by this proposal because there may be situations where the parties to a transaction believe the shares are being issued at a price equal to or greater than book and market value but the effective price would be considered below the greater of book or market value by NASDAQ. This would primarily occur because investors and others in the financial community may consider market value to be an average of closing prices for a period of several days, while NASDAQ would consider the market value to be the closing price on a particular day or an average over a much shorter period.

Our stockholders approved a similar proposal at each of the special meeting held on November 4, 2003, the annual meeting held on May 17, 2004 and the annual meeting held on April 5, 2005. We completed a private placement that was at a price deemed to be below market price and book value during the three-month period immediately following the annual meeting held on May 17, 2004 and was therefore previously authorized by the stockholders. We also sold warrants, convertible notes and Additional Investment Rights in a below market private placement in November 2004. This transaction was approved and ratified by stockholders at the annual meeting held on April 5, 2005.

Additionally, in the event NASDAQ were to "integrate" a new below market issuance with an issuance of securities by us at or above market price prior to the date of the annual meeting (which we refer to as a "Prior Issuance"), NASDAQ may consider the Prior Issuance to retroactively be a below market issuance. Accordingly, this authorization will include shares of our common stock issued by us in a Prior Issuance in the event NASDAQ integrates (i) a new below market issuance of our common stock by us within the three-month period commencing on the date of the annual meeting with (ii) the Prior Issuance.

As of the date hereof, we are not a party to any agreement, nor are we conducting negotiations with any third party, which would require us to issue shares of our common stock at a price that would be less than the market value of our common stock at the time of such agreement.

Potential Equity Related Investments

The following description of various forms of Potential Equity Related Investments and the reasons for such Potential Equity Related Investments is offered for informational purposes to our stockholders in connection with this proxy solicitation and does not constitute an offer to sell or a solicitation of an offer to buy any of our securities. We cannot guarantee that any private placement or other financing will be completed (or if so, what the timing and the terms may be) and we have not agreed to, nor conducted any negotiations for, a below market private placement. Accordingly, we cannot be certain that we will receive any proceeds from any potential financing.

Given the uncertainty of the ultimate sales price for securities placed in any such private placement or other equity investment, and the percentage of our currently outstanding common stock that may be sold, the sale of shares in a Potential Equity Related Investment (or one more transactions which NASDAQ would consider to be integrated) could result in the issuance of twenty percent (20%) or more of our outstanding voting stock and/or twenty percent (20%) or more of the voting power at a price less than the greater of the book value or market value of the shares. Therefore, we are seeking stockholder approval because the potential issuance and sale of shares may trigger the threshold requiring approval under NASDAQ Marketplace Rules 4350(i)(1)(C) and/or (D). We believe that the current capital market environment requires management to maintain maximum flexibility in order to be able to timely consummate any potential capital-raising transaction without undue delay.

Our Board of Directors has the authority, without stockholder approval and without endangering our NASDAQ listing, to authorize the issuance in each separate transaction (which is not integrated, under NASDAQ's interpretation of its own rules, with other transactions) of up to twenty percent (20%) of our shares outstanding before such transaction. Our report on Form 10-Q for the fiscal quarter ended January 31, 2006 indicated that on March 6, 2006 we had 88,974,933 shares of common stock outstanding. Consequently, our Board of Directors may authorize the issuance of up to 17,794,847 shares without obtaining stockholder approval, assuming issuance of the new shares is not "integrated" with our prior issuance of shares of stock below market. Generally, transactions which are at least three months apart will not be considered integrated by NASDAQ. The approval of Proposal 2 will give our Board of Directors the right to authorize, upon terms as the Board of Directors deems to be in our best interests, but in no event for (i) a price less than 70% of the market price at the time of issuance and (ii) aggregate consideration in excess of $50,000,000, the issuance of an aggregate of 10,000,000 shares in such three-month period, in addition to the 17,794,847 shares, for an aggregate of 27,794,847 shares. In addition, stockholders should note that, whether or not Proposal 2 is adopted, our Board of Directors may authorize, without stockholder approval, the issuance of any number of shares in separate transactions (provided that we issue less than twenty percent (20%) of our then outstanding common stock in each transaction and provided that the transactions would not be deemed integrated by NASDAQ) even if the aggregate number of such shares exceeds the number authorized by Proposal 2.

Effect of a Potential Equity Related Investment upon Existing Stockholders

Approval of Proposal 2 will give our Board of Directors substantial discretion to determine the amount, type and terms of securities to be issued by us. For example, we may issue any one or more of our common stock, preferred stock convertible into common stock, debt securities or other debt obligations convertible into common stock, options and warrants. Some or all of these securities may be issued to investment bankers, placement agents, financial advisors and others who assist us in raising capital or in financial affairs, for services rendered and not for cash investment. Our Board of Directors will have discretion to determine any applicable dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters. If securities convertible into or exercisable for our common stock are issued in a Potential Equity Related Investment and such securities, at the time of issuance constitute twenty percent (20%) or more of our securities and/or twenty percent (20%) or more of our voting power outstanding prior to such issuance, then stockholder approval of the Potential Equity Related Investment also will constitute approval of the issuance of shares of our common stock upon conversion of such securities, and no additional approval will be solicited.

It is expected that any such securities may not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state or foreign country. The securities will likely be offered and sold in reliance on Section 4(2) of the Securities Act or another applicable exemption. However, it is also likely that the terms of the transactions will require us to register the shares of our common stock for resale by the investors after closing of the investment.

Any transaction requiring approval by stockholders under NASDAQ Rules 4350(i)(1)(C) and (D) would be likely to result in a significant increase in the number of shares of our common stock outstanding on a fully-diluted basis, and current stockholders will own a smaller percentage of our outstanding common stock. If convertible preferred stock, convertible debt or another senior security is issued in the Potential Equity Related Investment, the holders of the shares of such preferred stock, debt or senior security will have claims on our assets and other rights superior to holders of our common stock. Stockholders should note that our Board of Directors has the authority under our Certificate of Incorporation to issue up to 1,000,000 shares of preferred stock in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as our Board of Directors determines.

In addition, stockholders may experience potential dilution in the market price of our shares as a result of issuances of shares of our common stock at prices below the current market price. Such issuance could cause the market price of our shares to decline.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 2, approval of the potential issuance and sale of equity securities in order to comply with NASDAQ Marketplace Rules 4350(i)(1)(C) and (D).

APPROVAL OF THE ADOPTION OF A STOCKHOLDER RIGHTS PLAN
(Proposal 3)

The director nominees listed under Proposal 1 above are expected to consider adopting a stockholder rights plan similar to those adopted by many other public companies. We believe that such a rights plan can be an important tool for protecting the full value of our stockholders’ investment in Generex because, as is typical of companies in our industry, our technologies and product candidates may not be adequately valued under variable market conditions.

Any rights plan adopted by us would be designed to ensure that Generex’s stockholders receive fair and equal treatment in the event of an unsolicited attempt to take over Generex and to guard against partial tender offers and other abusive takeover tactics designed to gain control Generex without paying all of our stockholders the fair value of their shares. It would also provide all of our stockholders with an equal opportunity to share in any premium paid upon an acquisition of control and allow both our stockholders and our Board of Directors adequate time to assess a take-over bid and explore and develop alternative courses of action in an attempt to maximize stockholder value.

We will not adopt a stockholder rights plan with the intention of securing the continuance in office of incumbent directors or avoiding an acquisition of control of Generex in a transaction that is fair and in the best interests of our stockholders. In that regard, the rights plan is not intended to prevent a takeover of Generex or other business combination Generex, and should not prevent or interfere with any merger or business combination that is approved by our Board of Directors.

We anticipate that our new Board (a majority of whom are expected to be independent), will begin consideration of such a plan the first Board meeting occurring immediately following the annual meeting and, subject to full consideration and final Board approval, to implement a plan soon thereafter. Any stockholder rights plan adopted by the Board will contain terms substantially as described below:

Among the features of a stockholder rights plan that the Board of Directors will consider will be the most appropriate mechanism for a periodic revaluation and reassessment of the plan. In particular, the Board will determine how often the plan would be subjected to periodic review and ratification by a committee comprised solely of independent directors. The Plan will provide for this review at least every three years, but the Board may determine to require review more often. We believe that such a rights plan represents a sound and reasonable means of addressing the issues of corporate governance in our complex and potentially undervalued business environment, and should help the Board of Directors to avoid any potential efforts to take control of Generex in a manner or at a price that does not adequately reflect Generex’s intrinsic value.

The terms of the rights plan will provide for a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of our common stock. The dividend will be payable on a date established by the Board (the “Record Date”) to the stockholders of record on that date. Each Right will entitle the registered holder to purchase from Generex one one-hundredth of a share of preferred stock (the “Preferred Shares”) at a price of $.01 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to certain adjustments. Each one one-hundredth of a share of Preferred Shares will have designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of one share of our common stock.

The Rights will not be exercisable until the earlier to occur of (i) the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of our outstanding shares of common stock (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date, the Rights will be transferable with and only with shares of our common stock. The Rights will expire ten years after adoption of the stockholders rights plan unless the Rights are earlier redeemed or exchanged by Generex.

The Purchase Price payable, and the number of Preferred Shares or other securities or other property, upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above). The exercise of Rights for Preferred Shares will at all times be subject to the availability of a sufficient number of authorized but unissued Preferred Shares.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-hundredths of a Preferred Share issuable upon the exercise of one Right, which may, at our election, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of shares of our common stock or a stock dividend on shares of our common stock payable in shares of our common stock or subdivisions, consolidation or combinations of our common stock occurring, in any case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $100 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of common stock. Each Preferred Share will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights will be protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares' dividend and liquidation rights, the value of one one-hundredth of a Preferred Share should approximate the value of one share of common stock. The Preferred Shares would rank junior to any other series of our preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of shares of Preferred Stock having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, Generex may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

The rights plan will contain certain exceptions to the characterization of a person or group as an “Acquiring Person.” That term shall not be deemed to include (i) Generex, (ii) a subsidiary of Generex, (iii) any employee benefit or compensation plan of Generex, (iv) any entity holding shares of common stock for or pursuant to the terms of any such employee benefit or compensation plan or (v) any officer, director or current 5% holder as of the date the rights plan is implemented. The right plan may also except certain institutional shareholders from the definition of “Acquiring Person.” In addition, except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of shares of common stock by Generex which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 20% or more of the shares of common stock then outstanding.

The stockholders rights plan may also contain what is commonly known as a “flip-over” provision. In the event that Generex is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, the plan will require that proper provision be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Generex’s common stock, our Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a Preferred Share, per Right (or, at our election, Generex may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the final expiration date of the rights, our Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board of Directors of Generex without the consent of the holders of the Rights, except that from and after such time as the rights are distributed no such amendment may adversely affect the interest of the holders of the Rights excluding the interests of an Acquiring Person. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Generex, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Generex on terms not approved by our Board of Directors. The Rights should not interfere with any merger or other business combination approved by our Board of Directors since the Rights may be amended to permit such acquisition or redeemed by us at $.001 per Right prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 20% or more of our shares of common stock or (ii) the final expiration date of the rights.

If our new Board determines to proceed with the implementation of a stockholder rights plan, we will provide an outline of the details of the plan adopted by the Board in a letter to our stockholders and file a copy of the full rights plan with the Securities and Exchange Commission (the “SEC”) as an exhibit to a Current Report on Form 8-K and/or other SEC filing, as appropriate.

Certain Protections Afforded to Stockholders by our Certificate of Incorporation

Our outstanding Special Voting Rights Preferred Stock and provisions of our Certificate of Incorporation could delay or prevent the acquisition or sale of our business. Holders of our Special Voting Rights Preferred Stock have the ability to prevent any change of control in us. Dr. Pankaj Modi, a former officer and director of Generex, owns all of our Special Voting Rights Preferred Stock. One thousand (1,000) shares of Special Voting Rights Preferred are outstanding. The shares are redeemable at our option at a redemption price of $.10 per share. In addition, our Certificate of Incorporation permits our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition. However, pursuant to our Certificate of Incorporation, Generex has “opted out” of certain business combination provisions in Section 203 of the Delaware General Corporation Law which could delay, deter or prevent a change in control.

Effect of Approving the Adoption of a Stockholder Rights Plan

Approval of Proposal 3 will give the Board of Directors a meaningful opportunity to negotiate with third parties and take other steps in response to unsolicited acquisition proposals and other tactics, including market accumulation programs, designed to interfere with Generex’s strategic business plans or to force a restructuring, liquidation or sale of our company that may not be in the best interests of Generex, our stockholders and other constituents.

In considering the adoption of a stockholder rights plan upon stockholder approval of Proposal 3, our Board of Directors will be mindful of critics of stockholder rights plans who assert, among other things, that such plans are used to repel takeover attempts and entrench management, adversely affecting stockholder value. Our current Board of Directors believes, however, based on its collective experience and the advice of outside experts, that a stockholder rights plan will protect the rights of stockholders for the reasons described above and that such a plan will not affect the Board’s continuing fiduciary obligation to consider in good faith any proposal to acquire Generex and to redeem the rights under appropriate circumstances. A stockholder rights plan will provide a means for our Board of Directors to fulfill its fiduciary duty by encouraging a bidder to negotiate with the Board of Directors and by giving the Board of Directors a greater amount of time to evaluate carefully and thoroughly an acquisition proposal, which strengthens the Board of Directors’ bargaining position with the bidder. A prospective acquirer seeking to persuade the Board of Directors to redeem the Rights under a stockholder rights plan as described above may propose a higher takeover price, make an offer for all shares rather than a partial offer, or offer better takeover terms than would be proposed if no stockholder rights plan were in place.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 3, approving the adoption of a stockholder rights plan that will allow our Board of Directors to declare a dividend of one share purchase right for each outstanding share of our common stock.

APPROVAL OF GENEREX’S 2006 STOCK PLAN
(Proposal 4)

Generex is requesting the stockholders to approve Generex’s 2006 Stock Plan (the “2006 Plan”). The 2006 Plan was adopted by the Board of Directors on April [_], 2006, subject to stockholder approval. The principal features of the 2006 Plan are summarized below. Such summary, however, is qualified in its entirety by the full text of the 2006 Plan, which is set forth as Appendix A to this Proxy Statement.

Description of the 2006 Plan

General. The objectives of the 2006 Plan are to optimize the profitability and growth of Generex through incentives which are consistent with Generex’s goals and which link the personal interests of participants in the 2006 Plan to those of Generex’s stockholders; to provide participants with an incentive for excellence in individual performance; and to promote teamwork among participants. The 2006 Plan is further intended to provide flexibility to Generex in its ability to motivate, attract, and retain the services of employees, consultants and non-employee directors who make significant contributions to Generex’s success and to allow participants to share in the success of Generex. All employees of Generex and its subsidiaries (“Employees”) and members of the Board who are not Employees (“Non-Employee Directors”) are eligible to participate in the 2006 Plan. Consultants and advisors who perform services for Generex or any of our subsidiaries (“Key Advisors”) are also eligible to participate in the 2006 Plan if the Key Advisors render bona fide services to Generex or our subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for Generex’s securities.

At April 5, 2006, there were approximately 40 Employees, Non-Employee Directors and Key Advisors of Generex and its subsidiaries eligible to participate in the 2006 Plan.

The aggregate number of shares of our common stock, which may be issued under the 2006 Plan, is 10,000,000 shares, subject to proportionate adjustment in the event of stock splits and similar events. There is no limitation on the number of shares which may be issued to any individual under the 2006 Plan, including any officer or director. No awards may be granted under the 2006 Plan on or after May 30, 2016. If any award granted under the 2006 Plan is canceled or terminates, expires or lapses for any reason, the number of shares subject to the award will again be available for purposes of the 2006 Plan.

No determination has been made with respect to the grant of awards under the 2006 Plan. In addition, the benefits or amounts which would have been received by participants in the last year, if the 2006 Plan had been in effect, are not determinable.

Administration. The 2006 Plan is required to be administered by a committee, which may consist of two or more persons who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has appointed the Compensation Committee as the committee to administer the 2006 Plan. However, the Board may ratify or approve any grants as it deems appropriate.

The Compensation Committee has full authority, in its discretion, to grant awards under the 2006 Plan and to determine the participants to whom awards will be granted and the number of shares to be covered by each award. In determining the eligibility of any participant, as well as in determining the number of shares to be covered by an award and the type or types of awards to be made, the Compensation Committee may, in its discretion, consider the position and the responsibilities of the participants being considered, the nature and value to Generex of the participant’s services, the participant’s present and/or potential contribution to the success of Generex and such other factors as the Compensation Committee may deem relevant.

Stock Options. The Compensation Committee has authority, in its discretion, to grant incentive stock options (stock options qualifying under Section 422 of the Code), nonqualified options (stock options not qualifying under Section 422 of the Code) or both types of stock options (but not in tandem) to employees. The Board has authority, in its discretion, to grant nonqualified stock options to non-employee directors and eligible consultants and advisors.

The exercise price for each stock option will be such price as the Compensation Committee, in its discretion, determines but will not be less than 100% of the fair market value of the common stock on the date of grant of the stock option, except that in the case of an incentive stock option granted to an employee who owns more than 10% of the outstanding shares of our common stock (a “Ten Percent Employee”), the exercise price will not be less than 110% of such fair market value. Fair market value for all purposes under the 2006 Plan shall be the closing price per share of our common stock for the date as of which fair market value is determined (or if there were no trades on that date, the latest preceding date upon which a sale was reported). On April 5, 2006, the fair market value of a share of our common stock, as so computed, was $2.77.

Each stock option will be exercisable at such time or times as the Compensation Committee, in its discretion, determines, except that no stock option will be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent Employee) from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

Unless the Compensation Committee, in its discretion, otherwise determines, the provisions of the following paragraphs will apply in the event of the termination of employment or provision of services to Generex of the grantee. An option may only be exercised while the grantee is employed by, or providing service to, Generex as an Employee, Key Advisor or member of the Board. It is anticipated that Key Advisors may receive options that do not terminate upon termination of service. In the event that a grantee ceases to be employed by, or provide service to, Generex for any reason other than (i) termination by Generex without Cause (as defined below), (ii) termination of employment or service by the grantee after at least 90 days advance written notice by the grantee of the effective date of such termination, (C) disability (as defined in the 2006 Stock Plan) or (D) death, any option held by the grantee shall terminate immediately (unless the Compensation Committee specifies otherwise). In addition, if the Compensation Committee determines that the grantee has engaged in conduct that constitutes Cause at any time while the grantee is employed by, or providing service to, Generex or after the grantee’s termination of employment or service, any option held by the grantee shall immediately terminate and the grantee shall automatically forfeit all shares underlying any exercised portion of an option for which Generex has not yet delivered the share certificates, upon refund by Generex of the exercise price paid by the grantee for such shares. Upon any exercise of an option, Generex may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

In the event that a grantee ceases to be employed by, or provide service to Generex as a result of a termination without Cause by Generex, or if the grantee provides Generex with at least 90 days advance written notice of the effective date of such termination of employment or service with Generex, any option which is otherwise exercisable by the grantee shall terminate unless exercised within 90 days after the date on which the grantee ceases to be employed by, or provide service to, Generex (or within such other period of time as may be specified by the Compensation Committee), but in any event no later than the date of expiration of the option term. Except as otherwise provided by the Compensation Committee, any of the grantee’s options that are not otherwise exercisable as of the date on which the grantee ceases to be employed by, or provide service to, Generex shall terminate as of such date.

In the event the grantee ceases to be employed by, or provide service to, Generex because the grantee is disabled, any option which is otherwise exercisable by the grantee shall terminate unless exercised within one year after the date on which the grantee ceases to be employed by, or provide service to, Generex (or within such other period of time as may be specified by the Compensation Committee), but in any event no later than the date of expiration of the option term. Except as otherwise provided by the Compensation Committee, any of the grantee’s options which are not otherwise exercisable as of the date on which the grantee ceases to be employed by, or provide service to, Generex shall terminate as of such date.

If the grantee dies while employed by, or providing service to, Generex or within 90 days after the date on which the grantee ceases to be employed or provide service on account of a termination specified above (or within such other period of time as may be specified by the Compensation Committee), any option that is otherwise exercisable by the grantee shall terminate unless exercised within one year after the date on which the grantee ceases to be employed by, or provide service to, Generex (or within such other period of time as may be specified by the Compensation Committee), but in any event no later than the date of expiration of the option term. Except as otherwise provided by the Compensation Committee, any of the grantee’s options that are not otherwise exercisable as of the date on which the grantee ceases to be employed by, or provide service to, Generex shall terminate as of such date.

Under the 2006 Plan, “Cause” refers to a finding by the Compensation Committee that the grantee (i) has breached his or her employment or service contract with Generex, (ii) has engaged in disloyalty to Generex, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of Generex to persons not entitled to receive such information, (iv) has breached any written confidentiality, non-competition or non-solicitation agreement between the grantee and Generex or (v) has engaged in such other behavior detrimental to the interests of Generex as the Compensation Committee determines.

The exercise price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may pay, upon approval by the Compensation Committee, the exercise price in whole or in part by delivering to Generex previously owned shares of Generex’s common stock having a fair market value on the date of exercise of the stock option equal to the exercise price for the shares being purchased.

Each incentive stock option shall provide that, if the aggregate fair market value our common stock on the date of the grant with respect to which incentive stock options are exercisable for the first time by an grantee during any calendar year, under the 2006 Plan or any of our other stock option plans, exceeds $100,000, then the option, as to the excess, shall be treated as a nonqualified stock option.

Subject to the foregoing and the other provisions of the 2006 Plan, stock options granted under the 2006 Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as are determined, in its discretion, by the Compensation Committee.

Restricted Shares. Restricted shares of Generex’s common stock may be awarded by the Compensation Committee which will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) as the Compensation Committee may impose thereon and be subject to forfeiture if certain events (which may, in the discretion of the Compensation Committee, include termination of employment, consulting or advisory services or service on the Board of Directors) specified by the Compensation Committee occur prior to the lapse of the restrictions. The number of restricted shares awarded to the grantee, the restrictions imposed thereon, the duration of the restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Compensation Committee, in its discretion, deems appropriate will be set forth in a restricted share agreement between Generex and the grantee. The 2006 Plan does not require any minimum level of restrictions.

Change in Control . The 2006 Plan provides for certain additional rights upon the occurrence of a Change in Control (as defined below). Unless the Compensation Committee determines otherwise (including as otherwise provided in the grant instrument):

(a)	thirty days prior to a Change of Control (i) all outstanding options shall become exercisable in full and (ii) the restrictions and conditions on all outstanding restricted stock shall lapse; and

(b)
upon a Change of Control where Generex is not the surviving corporation (or survives only as a subsidiary of another corporation), all outstanding options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

Notwithstanding the foregoing, and subject to certain limitations described in the next paragraph, in the event of a Change of Control, the Compensation Committee may take one or both of the following actions with respect to any or all outstanding options: (i) the Compensation Committee may require that grantees surrender their outstanding options in exchange for a payment by Generex, in cash or shares of our common stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares of our common stock subject to the grantee’s unexercised options exceeds the exercise price of the options; or (ii) the Compensation Committee may, after giving grantees an opportunity to exercise their outstanding options, terminate any or all unexercised options at such time as the Compensation Committee deems appropriate.

However, in the event of a Change of Control, the Compensation Committee shall not have the right to take any actions described in the 2006 Plan that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right or action, the Change of Control would qualify for such treatments and Generex intends to use such treatments with respect to the Change of Control.

A Change in Control of Generex shall be deemed to have occurred if:

(a)
unless the Board approves such acquisition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in a single transaction, of our securities representing more than 50 percent of the voting power of the then outstanding securities of Generex; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which Generex becomes a subsidiary of another corporation and in which the stockholders of Generex, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50 percent of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(b)
unless the Board approves such acquisition, if in any series of acquisitions any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 2/3 of the voting power of the then outstanding securities of Generex; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which Generex becomes a subsidiary of another corporation and in which the stockholders of Generex, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 2/3 of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

(c)
the consummation of (i) a merger or consolidation of Generex with another corporation where the stockholders of Generex, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50 percent of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of Generex or (iii) a liquidation or dissolution of Generex.

Withholding. All grants under the 2006 Plan are subject to applicable U.S. federal (including FICA), state and local tax withholding requirements. Generex has the right to deduct from all grants paid in cash, or from other amounts paid to the grantee, any federal, state or local taxes required by law to be withheld with respect to such grants. Generex may require that the grantee or other person receiving or exercising grants pay to Generex the amount of any federal, state or local taxes that Generex is required to withhold with respect to such grants, or Generex may deduct from other wages paid by Generex the amount of any withholding taxes due with respect to such grants. If the Compensation Committee so permits, a grantee may elect, in the form and manner prescribed by the Compensation Committee, to satisfy Generex’s income tax withholding obligation with respect to options or restricted stock paid in our common stock by having shares withheld up to an amount that does not exceed the grantee’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Miscellaneous. Unless the grant instrument specifies otherwise, the Board may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unpaid options or restricted stock (referred to in this paragraph as an “Award”) at any time if the grantee is not in compliance with all applicable provisions of the grant instrument and the 2006 Plan, or if the grantee engages in any “Detrimental Activity.” For purposes of the 2006 Plan, “Detrimental Activity” includes: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with Generex, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of Generex; (ii) the disclosure to anyone outside Generex, or the use in other than Generex’s business, without prior written authorization from Generex, of any confidential information or material, in violation of Generex’s applicable agreement with the grantee or of Generex’s applicable policy regarding confidential information and intellectual property; (iii) the failure or refusal to disclose promptly and to assign to Generex, pursuant to Generex’s applicable agreement with the grantee or to Generex’s applicable policy regarding confidential information and intellectual property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the grantee during employment by Generex, relating in any manner to the actual or anticipated business, research or development work of Generex, or the failure or refusal to do anything reasonably necessary to enable Generex to secure a patent in the United States and where appropriate in other countries; (iv) activity that results in termination of the grantee’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of Generex, including (but not limited to) Generex’s business conduct guidelines; (vi) any attempt (directly or indirectly) to induce any employee of Generex to be employed or perform services elsewhere or any attempt (directly or indirectly) to solicit the trade or business of any current or prospective customer, supplier or partner of Generex; (vii) the grantee’s being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with Generex; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of Generex.

The Board may amend the Plan at any time; provided that, no amendment shall be made without stockholder approval that: (i) increases the number of shares which may be issued under the 2006 Plan, except as a result of changes in corporate capitalization or corporate transaction such as merger, consolidation or liquidation; (ii) expands the type of awards available under the 2006 Plan; (iii) materially expands the class of persons entitled to participate; (iv) deletes or limits the restrictions on repricing of options or reduces the price as which shares may be offered under options; (v) extends the termination date for making awards under the 2006 Plan; or (vi) is otherwise an amendment that would require approval under the stock exchange under which the shares or listed or otherwise under applicable laws or regulations.

The 2006 Plan may be terminated by the Board at any time. However, a termination or amendment of the 2006 Plan that occurs after a grant is made must not materially impair the rights of a grantee unless the Grantee consents.

The terms and conditions of each grant and award under the 2006 Plan will be set forth in an agreement between Generex and the participant.

Possible Anti-Takeover Effect

The provisions of the 2006 Plan providing for the acceleration of the exercise date of stock options, the lapse of restrictions applicable to restricted shares and the deemed earn out of performance units and performance shares upon the occurrence of a Change in Control may be considered as having an anti-takeover effect.

Section 16(b) under the Exchange Act

Under Section 16(b) of the Exchange Act, directors and officers of Generex are liable to Generex for any profits realized by them on the purchase and sale (or sale and purchase) of any shares of common stock within any period of less than six months. Under certain circumstances, a transaction after a person ceases to be a director or officer may be matched with a transaction prior to the time the person ceases being a director or officer.

Under Rule 16b-3 adopted by the SEC under the Exchange Act, under most circumstances neither the grant to a director or officer of stock options or restricted stock under the 2006 Plan nor the acquisition of shares of common stock by a director or officer upon the exercise of a stock option is considered a purchase for Section 16(b) purposes. Also, under most circumstances under Rule 16b-3, the delivery to Generex by a director or officer of shares of already-owned common stock in payment of the exercise price upon exercise of a stock option granted under the 2006 Plan is not considered a sale for Section 16(b) purposes. The sale of shares of common stock acquired by a director or officer of Generex under the 2006 Plan may, however, by matched for Section 16(b) purposes with a purchase of common stock (other than under the 2006 Plan) by the director or officer within six months before or six months after the sale.

U.S. Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences of the different awards that may be granted under the 2006 Plan. This summary is not intended to be exhaustive or to describe consequences under particular tax circumstances. Among other things, it does not address possible Canadian, local, state, provincial or foreign tax consequences.

Incentive Stock Options. The value of an incentive stock option is not included in a participant’s income at the time of grant, and the participant does not recognize income on exercise of an incentive stock option. However, when calculating income for alternative minimum tax purposes, the excess (if any) of the fair market value of the shares acquired over the exercise price (the “spread”) generally will be considered part of income. When the participant sells shares of common stock acquired through exercise of an incentive stock option, all gain or loss on the sale of the shares will be treated as capital gain or loss, as long as the participant has held the shares for one year after exercise and two years after grant (the “holding period”). In that case, Generex will not be entitled to a deduction. If the participant has held the shares for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss. If the participant sells shares of common stock acquired through exercise of an incentive stock option before the holding period (called a “disqualifying disposition”), the spread, up to the amount of the gain on disposition, will be ordinary income at the time of the disqualifying disposition. In this event, Generex will be entitled to a deduction.

Nonqualified Stock Options . The value of a nonqualified stock option is not included in a participant’s income at the time of grant, unless the nonqualified stock option has a readily ascertainable fair market value at the time of grant. Generex does not anticipate that any nonqualified stock option will have a readily ascertainable fair market value at the time of grant. On exercise, the difference between the exercise price of the nonqualified stock option and the fair market value of the shares of common stock acquired will be recognized as ordinary income, subject to federal income tax withholding. In that case, Generex will be allowed a deduction. When the participant sells the shares of common stock acquired through exercise of the nonqualified stock option, all further gain or loss on the sale will be characterized as capital gain or loss. If the participant has held the shares of common stock for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss.

Restricted Stock. A participant will not recognize income tax in connection with the grant of restricted stock, assuming the restrictions are sufficient to prevent such taxation. Rather, the participant will recognize ordinary income on the date the restrictions lapse in an amount equal to the fair market value of the shares on such date (less the purchase price paid by the participant, if any). Generex is entitled to a corresponding deduction on the date the restrictions lapse. However, the participant may elect under Section 83(b) of the Code to recognize ordinary income at the time of grant in an amount equal to the fair market value of the shares on the date of grant (determined without regard to the restrictions). In this event, Generex will have a corresponding deduction. If the participant elects such early taxation under Section 83(b), there is no further income recognition at the time the restrictions lapse, and Generex will not be entitled to any additional deduction. In this case, gain or loss recognized by the participant upon later sale of the shares will be capital gain or loss. If the participant makes the Section 83(b) election, but the stock is forfeited, no tax refund or deduction is available to the participant.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 4, approval of the 2006 Stock Plan.

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK
(Proposal 5)

The Board of Directors has adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock from 150,000,000 to 300,000,000.

Background of Proposal

Under Delaware law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation. Our Certificate of Incorporation currently authorizes the issuance of up to 150,000,000 shares of common stock. However, as of April 5, 2006, approximately 95,529,149 shares of common stock were issued and outstanding and approximately 25,429,497 unissued shares were reserved for issuance under our equity compensation plans, warrants and convertible debentures leaving approximately 29,041,354 shares of common stock unissued and unreserved. In order to ensure sufficient shares of common stock will be available for issuance by Generex, the Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the number of shares of such common stock authorized for issuance from 150,000,000 to 300,000,000.

Purpose and Effect of the Amendment

The principal purpose of the proposed amendment to our Certificate of Incorporation is to authorize additional shares of common stock, which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock splits in the form of stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or NASDAQ.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or NASDAQ. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The holders of common stock have no preemptive rights and the Board of Directors has no plans to grant such rights with respect to any such shares.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Generex without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of Generex more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Generex.

The Board of Directors is not currently aware of any attempt to take over or acquire Generex. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

The proposed amendment to our Certificate of Incorporation appears as Appendix B to this proxy statement. The additional shares of common stock to be authorized pursuant to the proposed amendment will be of the same class of common stock as is currently authorized under the our Certificate of Incorporation. We do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of our capital stock except in connection with our existing equity compensation plans. If approved, this proposal will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware containing substantially this amendment, which we would do promptly after the annual meeting.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 5, approving the Amendment to the Certificate of Incorporation authorizing additional shares of common stock

RATIFICATION OF THE APPOINTMENT OF
DANZIGER & HOCHMAN, CHARTERED ACCOUNTANTS
AS GENEREX’S INDEPENDENT PUBLIC ACCOUNTANTS
(Proposal 6)

On January 6, 2006, BDO Dunwoody LLP (“BDO”) resigned as our auditor. BDO’s reports on our financial statements for the fiscal years ended July 31, 2004 and July 31, 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s report on our financial statements for the fiscal year ended July 31, 2005 did contain a going concern note.

During our past two fiscal years and the interim period through January 6, 2006, we had no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports for such periods, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K; however, in connection with our un-audited interim financial statements for the second quarter ended January 31, 2004, we drafted a letter dated February 17, 2004 to the Office of Chief Accountant of the U.S. Securities and Exchange Commission regarding proper accounting treatment in respect of certain employee stock options. BDO made our Audit Committee aware of the matter. We, with the agreement of BDO, subsequently recorded the options in accordance with the interpretation supplied by the Office of Chief Accountant. We have authorized BDO to respond fully to any and all inquiries of Danziger & Hochman, Charter Accountants.

On February 1, 2006, we engaged Danziger & Hochman, Chartered Accountants as our independent auditors for the fiscal year ending July 31, 2006. During our fiscal years ended July 31, 2004 and July 31, 2005, and the interim period through February 1, 2006, we have had no consultations with Danziger & Hochman concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on our financial statements as to which we received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K. The appointment of Danziger & Hochman as independent public accountants was unanimously approved by the Audit Committee of our Board of Directors.

Our Audit Committee has directed that management submit the selection of independent auditors to stockholders for ratification at the annual meeting. Representatives of Danziger & Hochman are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. We do not anticipate that representatives of BDO will be present at the meeting.

Stockholder ratification of the selection of Danziger & Hochman as our independent auditors is not required by our By-Laws or otherwise. However, we are submitting the selection of Danziger & Hochman to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Danziger & Hochman. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of us and our stockholders.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 6, ratifying the appointment of
Danziger & Hochman as Generex’s independent public accountants for the fiscal year ending July 31, 2006.

Fees Paid to Generex’s Independent Public Accountants

	Fiscal Year Ended July 31, 2004		Fiscal Year Ended July 31, 2005
Audit Fees	$185,672	(1)	$291,390	(2)
Audit-Related Fees	$42,360	(3)	$0
Tax Fees	$0		$0
All Other Fees	$0	(4)	$0	(4)

(1)	Represents charges of BDO Dunwoody, Generex's auditor for fiscal year ended July 31, 2004.

(2)	Represents charges of BDO Dunwoody, Generex's auditor for fiscal year ended July 31, 2005.

(3)
Represents amounts billed by Deloitte & Touche for review of financial statements contained in Generex's Annual Reports on Form 10-K, and review of registration statements incorporating by reference their reports.

(4)	Neither Deloitte & Touche nor BDO Dunwoody billed amounts for any other services.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit services and all non-audit services that Generex’s independent auditor is permitted to perform for Generex under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

The pre-approval policy was implemented effective as of October 30, 2003. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business affairs of Generex are managed under the direction of our Board of Directors. During the fiscal year ended July 31, 2005, our Board of Directors held 4 meetings and took action by unanimous consent 4 times. During the fiscal year ended July 31, 2005, all of the directors attended all of the Board of Directors meetings that were held.

During fiscal year 2005, the Board of Directors consisted of seven members. Our Board of Directors has nominated David Wires for election as director at the annual meeting, which will increase the size of our Board to eight directors. Mr. Wires will be independent director. A majority of the current directors as of this date meet and, assuming the election of Mr. Wires, following the annual meeting, will meet the definition of independence under the NASDAQ Capital Market listing requirements. Generex continues to evaluate additional candidates for independent directors. In accordance with the Bylaws of Generex, the Board of Directors is permitted to increase the number of directors and to fill the vacancies created by the increase until the next annual meeting of stockholders.

The Board of Directors has established two committees, the Audit Committee and the Compensation Committee. Generex has not established a Nominating Committee.

The Audit Committee, which was established on March 1, 2000, met 4 times during the fiscal year ended July 31, 2005. The Audit Committee reviews and discusses with Generex's management and its independent auditors the audited and unaudited financial statements contained in Generex's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, respectively. Although Generex's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures, the Audit Committee reviews and discusses the reporting process with management on a regular basis. The Audit Committee also discusses with the independent auditor their judgments as to the quality of Generex's accounting principles, the reasonableness of significant judgments reflected in the financial statements and the clarity of disclosures in the financial statements as well as such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has adopted a written charter, which was amended on October 30, 2003 and, as amended, is reproduced as Appendix A to Generex's Proxy Statement filed with the Securities and Exchange Commission on January 23, 2004. The Audit Committee Charter is also available on Generex's website-www.generex.com.

During fiscal 2005, the Audit Committee was initially composed of Mr. Barratt, who is the chairman of the Audit Committee, Mr. McGee and our former director, Mr. Rosen. As a result of Mr. Rosen’s decision not to stand for re-election at Generex’s 2005 Annual Meeting of Stockholders, the full Board of Directors appointed Mindy J. Allport-Settle to the Audit Committee to fill Mr. Rosen’s vacancy on April 5, 2005. The Audit Committee is currently composed of Mr. McGee, who now serves as the chairman, Mr. Barratt and Ms. Allport-Settle. All of the members of the Audit Committee attended all of the meetings that they were eligible to attend.

The Compensation Committee was formed on July 30, 2001 and met 2 times during the fiscal year ended July 31, 2005. The Compensation Committee was formed to set policies for compensation of the Chief Executive Officer and the other executive officers of Generex. The Compensation Committee periodically compares Generex's executive compensation levels with those of companies with which Generex believes that it competes for attraction and retention of senior caliber personnel. Under NASDAQ rules effective as of the date of the annual meeting, the Compensation Committee will either determine or recommend to the Board of Directors the compensation of all executive officers.

The Compensation Committee consists of three non-employee directors: Mindy J. Allport-Settle, Brian T. McGee and Peter G. Amanatides. None of the members of the Compensation Committee was an officer or employee of Generex or any of its subsidiaries during last fiscal year. They did not previously serve as an officer of Generex or any of its subsidiaries. Ms. Allport-Settle, Mr. McGee and Mr. Amanatides have had no relationship with Generex that is required to be disclosed under Item 404 of Regulation S-K under the Exchange Act. No executive officer of Generex has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a director of Generex (excluding entities that are wholly owned by one or more of the executive officers). Ms. Allport-Settle is the Chairman of the Compensation Committee. All of the members of the Compensation Committee attended all of the meetings of the Compensation Committee.

Report of the Audit Committee

The Audit Committee reviewed and discussed Generex's audited financial statements for the fiscal year ended July 31, 2005 with management. The Audit Committee discussed with BDO Dunwoody, LLP, Generex's independent public accountants for the fiscal year ended July 31, 2005, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified. The Audit Committee received the written disclosures and the letter from BDO Dunwoody, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with BDO Dunwoody, LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Generex's Annual Report on Form 10-K for the fiscal year ended July 31, 2005.

Submitted by the Audit Committee

John P. Barratt (Chairman)
Brian T. McGee
Mindy J. Allport-Settle

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

Audit Committee Financial Expert

The Board of Directors at Generex has determined that at least one person serving on its Audit Committee is an "audit committee financial expert" as defined under Item 401(h) of Regulation S-K. Mr. McGee, a member of the Audit Committee and its chairman, is an audit committee financial expert and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and NASDAQ Rules 4200(a)(15) and 4350(d).

Report of the Compensation Committee on Executive Compensation

Compensation Philosophy. The goals of Generex's compensation program are to attract and retain talented executives, to motivate these executives to achieve Generex's business goals, to align executive and stockholder interests and to recognize individual contributions as well as overall business results.

The key elements of Generex's executive compensation are base salary, cash bonuses, stock bonuses and stock options. While the elements of compensation are considered separately, the Compensation Committee ultimately looks to the value of the total compensation package provided by Generex to the individual executive.

Base Salaries. Prior to 2001, Generex historically paid very modest base salaries to its executive officers, relying on option grants to supplement the low base salaries. The Compensation Committee implemented increases for fiscal 2002 to bring the base salaries of Generex's executives in line with base salaries of Generex's principal competitors. In fiscal 2005, the Compensation Committee again reviewed salaries for its executive officers and recommended increases, which the full Board of Directors adopted, effective as of August 1, 2004, to bring the base salaries of such executives in line with base salaries of our principal competitors. Ms. Gluskin’s annual base salary was increased from $350,000 to $425,000; Ms. Perri’s annual base salary was increased from $295,000 to $325,000; and Mr. Fletcher’s annual base salary was increased from $130,000 to $250,000. These are the first salary adjustments for Ms. Gluskin and Ms. Perri since August 1, 2002 and for Mr. Fletcher since April 1, 2003. The Committee recommended, and the full Board directed, that the payment of all unpaid salary amounts to Ms. Gluskin, Ms. Perri and Mr. Fletcher as of April 4, 2005, including all unpaid amounts arising from retroactive salary increases and all salary amounts foregone by Ms. Gluskin and Ms. Perri, be satisfied by the issuance of stock options to purchase shares of our common stock at an exercise price of $0.001 per share. The number of shares awarded was calculated using the closing price of our common stock on The NASDAQ Capital Market on April 4, 2005, which was $0.56 per share. Accordingly, Ms. Gluskin, Ms. Perri and Mr. Fletcher received options to purchase 301,032 ($168,578), 166,916 ($93,473) and 142,857 ($80,000) shares of our common stock, respectively, in respect of such retroactive salary adjustments calculated for the period from August 1, 2004 to March 31, 2005 and foregone salary accrued through March 31, 2005. All such options became exercisable immediately upon grant and expire on April 4, 2010.

Cash Bonuses. In 2002, the Compensation Committee adopted performance objectives for determining bonuses of executive officers on a going forward basis. Executive officer bonuses were, and continue to be, based on the executive's position within Generex, Generex's attainment of the objectives and individual contributions to the attainment of the objectives. In fiscal 2005, the Committee decided to continue its plan, which was developed in fiscal 2004, to tie potential executive bonuses to measurable and realistic milestones. The Compensation Committee meets each year to determine such year's bonuses. Generex achieved a number of its objectives during fiscal 2005, including a number of financings and first regulatory approval of its flagship product in Ecuador and consequently the Compensation Committee determined that it was appropriate to award bonuses for fiscal 2005. On April 5, 2005, our full Board of Directors awarded bonuses to certain of Generex’ executive officers as follows: Ms. Gluskin - $500,000; Ms. Perri - $250,000; and Mr. Fletcher - $200,000. Each of these bonuses was in the form of stock options to purchase shares of our common stock at the exercise price of $0.001 per share as follows: Ms. Gluskin - 819,672 shares; Ms. Perri - 409,836 shares; and Mr. Fletcher - 327,869 shares. All of the options became exercisable immediately upon grant and expire on April 4, 2010. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). Mr. Fletcher’s bonus included the $30,000 annual guaranteed bonus which was specified under his employment agreement prior and which has since been eliminated.

On December 9, 2005, our Board of Directors also approved a one-time recompense payment in the aggregate amount of $1,000,000 for each of Ms. Gluskin and Ms. Perri in recognition of Generex’s failure to remunerate each of Ms. Gluskin and Ms. Perri in each of the fiscal years ended July 31, 1998, 1999, 2000 and 2001 in a fair and reasonable manner commensurate with comparable industry standards and Ms. Gluskin’s and Ms. Perri’s duties, responsibilities and performance during such years. The payment of such amount to each of Ms. Gluskin and Ms. Perri will be made (a) in cash at such time or times and in such amounts as determined solely by Ms. Gluskin or Ms. Perri, as applicable, and/or (b) in shares of our common stock at such time or times as determined by Ms. Gluskin or Ms. Perri, as applicable, provided that the conversion price for any such shares shall be equal to the average closing price of our common stock on the NASDAQ Capital Market for the 20 successive trading days immediately preceding, but not including, December 9, 2005.

Stock Options/Long-Term Incentives. The purpose of stock option grants is to provide an additional incentive to Generex employees, including executive officers, to contribute materially to the growth of Generex. Stock options are granted to align the interests of the recipients with the interests of stockholders. In April 2005, our full Board of Directors granted to each of Ms. Gluskin, Ms. Perri and Mr. Fletcher options to purchase 250,000 shares of our common stock at the exercise price $0.61 per share, which represents the closing price of our common stock on The NASDAQ Capital Market on December 13, 2004, the effective date of such options. The Board also awarded options to purchase 100,000 shares of our common stock on the same terms to Dr. Bernstein pursuant his employment agreement, which guaranteed him a bonus of $30,000 annually, payable monthly. This bonus was eliminated effective April 5, 2005 in connection with the amendment of Dr. Bernstein’s employment agreement.

Chief Executive Officer Compensation for Fiscal 2005. Ms. Gluskin's compensation for the fiscal year ended July 31, 2005 was determined in accordance with the compensation policies described above. Ms. Gluskin was paid an annual base salary of approximately $425,000, which the Committee deemed appropriate compensation, and received a bonus of $500,000 in the form of stock options for fiscal 2005. As noted above, the Board of Directors also granted Ms. Gluskin long-term incentives in the form of options to purchase 250,000 shares of our common stock In determining Ms. Gluskin’s compensation for fiscal 2005, the Committee considered the base salaries of chief executive officers of our competitors. In addition, the Committee determined that Ms. Gluskin was instrumental in our achievement of numerous objectives during fiscal 2005, including a number of financings and the first regulatory approval of our flagship product in Ecuador, as well as progress made in clinical development of Oralyn and Antigen cancer vaccines. In light of such determinations, the compensation paid to Ms. Gluskin for fiscal 2005 was considered to give appropriate incentive to Ms. Gluskin to continue to promote the strategic objectives of Generex and to enhance stockholder value

Submitted by the Compensation Committee

Mindy J. Allport-Settle (Chairman)
Brian T. McGee
Peter G. Amanatides

The foregoing Report of the Compensation Committee on Executive Compensation and the Performance Graph on page ___ shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of Generex's previous or future filings with the SEC, except as otherwise explicitly specified by Generex in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that Generex's directors and executive officers, and any persons who own more than ten percent (10%) of Generex's common stock, file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Generex. Such persons are required by SEC regulations to furnish Generex with copies of all such reports that they file. To the knowledge of Generex, based upon its review of these reports, all Section 16 reports required to be filed by its directors and executive officers during the fiscal year ended July 31, 2005 were filed on a timely basis, with the exception of the following reports. The Statement of Changes in Beneficial Ownership of Securities on Form 4 filed by Peter G. Amanatides on April 15, 2005 (the “Form 4 Report”) was filed late. Mr. Amanatides was elected as a director of Generex on April 5, 2005, and, at the time of the filing of the Form 4 Report, had been a director for only 10 days. The transactions disclosed on the Form 4 Report included Mr. Amanatides’ purchase on April 5, 2005 of 1,000 shares of Generex’s common stock and the grant on April 5, 2005 to him of stock options to purchase 100,000 shares of Generex’s common stock approved by Generex’s Board of Directors. The April 5, 2005 stock option grant to Mr. Amanatides was disclosed on a timely basis on Generex’s Current Report on Form 8-K filed with the SEC on April 11, 2005. In addition, the Statement of Changes in Beneficial Ownership of Securities on Form 4 filed on behalf of each of Messrs. Barratt and McGee on April 7, 2005 did not disclose the grant to each of them of options to purchase 35,714 shares of Generex’s common stock in satisfaction of certain outstanding director fees owed to them.

Executive Officers

Information concerning Ms. Gluskin, Generex’s Chairman, President and Chief Executive Officer, Ms. Perri, Generex’s Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, and Dr. Bernstein, Generex’s Vice President of Medical Affairs, is included above in the biographic summaries of the nominees for director under Proposal 1. Information with regard to the remaining executive officer of Generex who is not also a director follows:

Mark Fletcher, Esq. - Age 40 -- Mr. Fletcher has served as our Executive Vice President and General Counsel since April 2003. From October 2001 to March 2003, Mr. Fletcher was engaged in the private practice of law as a partner at Goodman and Carr LLP, a leading Toronto law firm. From March 1993 to September 2001, Mr. Fletcher was a partner at Brans, Lehun, Baldwin LLP, a law firm in Toronto. Mr. Fletcher received his LL.B. from the University of Western Ontario in 1989 and was admitted to the Ontario Bar in 1991.

Executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Other Key Employees and Consultants

Slava Jarnitskii is our Financial Controller. He began his employment with Generex Pharmaceuticals in September 1996 and has been in the employment of Generex since its acquisition of Generex Pharmaceuticals in October 1997. Before his employment with Generex Pharmaceuticals, Mr. Jarnitskii received a Masters of Business Administration degree from York University in September 1996.

Eric von Hofe, Ph.D., has been President of Antigen Express since April 2005. He joined Antigen in November 2003 as Vice President of Technology Development of Antigen. He has extensive experience with technology development projects, including his previous positions at Millennium Pharmaceuticals first as Program Director for Target Validation and later as Director of Programs & Operations, Discovery Research. Prior to that, Dr. von Hofe was Director, New Targets at Hybridon, Inc., where he coordinated in-house and collaborative research that critically validated gene targets for novel antisense medicines. Dr. von Hofe also held the position of Assistant Professor of Pharmacology at the University of Massachusetts Medical School, where he received a National Cancer Institute Career Development Award for defining mechanisms by which alkylating carcinogens create cancers. He received his Ph.D. from the University of Southern California in Experimental Pathology and was a postdoctoral fellow at both the University of Zurich and Harvard School of Public Health. His work has been published in twenty-eight articles in peer-reviewed journals, and he has been an inventor on four patents.

Dr. Minzhen Xu is Vice President - Biology of Antigen. Dr. Xu received an M.D. from Shanghai Medical University in China and a Ph.D. in immunology from University of Massachusetts Medical School. He has been with Antigen since its inception and is Generex's chief experimentalist.

Nomination of Directors

Generex currently does not have a nominating committee. Nominations for the election of directors at annual meetings have generally been handled by the full Board of Directors, which to date has never exceeded seven members. If the stockholders vote to elect Mr. Wires to the Board of Directors, Generex will increase the size of its Board of Directors to eight members, five of whom will be independent. Due to the relatively small size of its Board of Directors, Generex does not foresee the need to establish a separate nominating committee. Future candidates for director will either be (i) recommended by a majority of the independent directors for selection by the Board of Directors or (ii) discussed by the full Board of Directors and approved for nomination by the affirmative vote of a majority of the Board of Directors, including the affirmative vote of a majority of the independent directors, as required by the new NASDAQ rules. A board resolution providing this nominating process will be in place on the date of the annual meeting.

As a small company, Generex has generally used an informal process to identify and evaluate director candidates. Although Generex believes that identifying and nominating highly skilled and experienced director candidates is critical to its future, Generex has not engaged, nor does it believe that it is necessary at this time to engage, any third party to assist it in identifying director candidates. Generex has encouraged both independent directors and directors that are not independent to identify nominees for the Board of Directors. Generex believes that as a result, it is presented with a more diverse and experienced group of candidates for discussion and consideration.

During the evaluation process, Generex seeks to identify director candidates with the highest personal and professional ethics, integrity and values. Generex seeks candidates with diverse experience in business, finance, pharmaceutical and regulatory matters, and other matters relevant to a company such as Generex. Additionally, Generex requires that director nominees have sufficient time to devote to its affairs.

Generex will consider candidates that are put forward by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to Mark Fletcher, the Executive Vice-President and General Counsel of Generex, at Generex’s principal executive offices located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2. Mr. Fletcher will then submit such information to the independent directors for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, Generex has never received a proposed candidate for nomination from any large long-term stockholder.

Generex has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Generex is currently reviewing alternative policies and procedures for such communication and intends to have a policy in place before the end of fiscal year 2006. All of the then directors of Generex attended its last annual meeting of stockholders.

Director Nominees

Any stockholder entitled to vote for the election of directors may nominate a person for election to the Board of Directors at the annual meeting. Any stockholder wishing to do so must submit a notice of such nomination in writing to the Secretary of Generex at Generex's principal offices located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2 not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of nomination by a stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of nomination must provide information about both the nominee and the nominating stockholder, as required by Generex's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to Mark Fletcher, the Executive Vice-President and General Counsel of Generex, at Generex’s principal executive offices located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total return on Generex's common stock with cumulative total returns of the NASDAQ Stock Market (U.S. Companies) and the NASDAQ Biotechnology Index for the period commencing May 5, 2000 (the date Generex's common stock was first listed for trading on the NASDAQ National Market) and ending on July 31, 2005. The graph assumes that $100 was invested on May 5, 2000, in Generex's common stock, the stocks in the NASDAQ Stock Market (U.S. Companies) and the stocks comprising the NASDAQ Biotechnology Index, and that all dividends were reinvested. Generex's common stock has been trading on the NASDAQ Capital Market since June 5, 2003.

[INSERT GRAPH HERE]

Compensation Of Executive Officers And Directors

Compensation of Executive Officers

The following table sets forth, for Generex's last three fiscal years, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") and the three most highly compensated executive and non-executive officers of Generex, other than the CEO, whose salary and bonus payments exceeded $100,000 for the fiscal year ended July 31, 2005.

Summary Compensation Table

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION
					AWARDS		PAYOUTS
Name and Principal Position	Year Ended July 31	Salary ($) (2)	Bonus ($)	Other Annual Compensation	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts	All Other Compensation ($)

Anna E. Gluskin (1), President and Chief Executive Officer	2005 2004 2003	425,000(3) 350,000 350,000	500,000(4) 0 0	* * *	0 0 0	250,000(5) 100,000(6) 350,000(7)	0 0 0	0 0 0

Rose C. Perri (1), Chief Operating Officer, Chief Financial Officer, Treasure and Secretary	2005 2004 2003	325,000(8) 295,000 295,000	250,000(9) 0 0	* * *	0 0 0	250,000(5) 100,000(6) 300,000(7)	0 0 0	0 0 0

Mark Fletcher, Executive Vice President and General Counsel	2005 2004 2003	250,000(10) 100,000 100,000	200,000(11) 30,000(12) 15,000(12)	* * *	0 0 0	250,000(5) 0 250,000(13)	0 0 0	0 0 0

Gerald Bernstein, M.D. Vice President, Medical Affairs	2005 2004 2003	180,000(14) 150,000 150,000	0 30,000(15) 30,000(15)	* * *	0 0 0	100,000(16) 0 50,000	0 0 0	0 0 0

* Perquisites and other personal benefits, securities or other property received by each executive officer did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus.

(1) Portions of the cash compensation paid to Ms. Gluskin and Ms. Rose Perri are attributable to amounts paid indirectly through a management services agreement with a corporation of which, at July 31, 2005, Ms. Gluskin Ms. Rose Perri were equal owners.

(2) Cash compensation is stated in the table in U.S. dollars. To the extent any cash compensation was paid in Canadian dollars, it has been converted into U.S. dollars based on the weighted average Canadian/U.S. dollar exchange rate for the years ended July 31, 2005, 2004 and 2003, respectively.

(3) On April 5, 2005, the Board of Directors approved the increase in Ms. Gluskin’s annual base salary, which was effective as of August 1, 2004. The retroactive salary adjustment and unpaid salary amounts accrued through March 31, 2005 ($168,578) were satisfied by the issuance under the Generex Biotechnology Corporation 2001 Stock Option Plan, as amended (the “2001 Plan”), of stock options to purchase 301,032 shares of common stock at the exercise price of $0.001 per share. The number of shares was calculated using the closing price of the common stock on The NASDAQ Capital Market on April 4, 2005 ($0.56 per share).

(4) The bonus awarded to Ms. Gluskin on April 5, 2005 was in the form of stock options to purchase 819,672 shares of common stock at the exercise price of $0.001 per share. The options were granted under the 2001 Plan. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share).

(5) These options were granted under the 2001 Plan on April 5, 2005 with an effective date as of December 13, 2004 and an exercise price of $0.61 per share, which represents the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004.

(6) These options were granted under the 2001 Plan on November 18, 2003 with an effective date as of November 18, 2003.

(7) These options were granted under the 2001 Plan on November 26, 2002 with an effective date as of November 26, 2002.

(8) On April 5, 2005, the Board of Directors approved the increase in Ms. Perri’s annual base salary, which was effective as of August 1, 2004. The retroactive salary adjustment and unpaid salary amounts foregone by Ms. Perri in fiscal year 2005 accrued through March 31, 2005 ($93,473) were satisfied by the issuance under the 2001 Plan of stock options to purchase 166,916 shares of common stock at the exercise price of $0.001 per share. The number of shares was calculated using the closing price of the common stock on The NASDAQ Capital Market on April 4, 2005 ($0.56 per share).

(9) The bonus awarded to Ms. Perri on April 5, 2005 was in the form of stock options to purchase 409,836 shares of common stock at the exercise price of $0.001 per share. The options were granted under the 2001 Plan. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share).

(10) On April 5, 2005, the Board of Directors approved the increase in Mr. Fletcher’s annual base salary, which was effective as of August 1, 2004. The retroactive salary adjustment accrued through March 31, 2005 ($80,000) was satisfied by the issuance under the 2001 Plan of stock options to purchase 142,857 shares of common stock at the exercise price of $0.001 per share. The number of shares was calculated using the closing price of the common stock on The NASDAQ Capital Market on April 4, 2005 ($0.56 per share).

(11) The bonus awarded to Mr. Fletcher on April 5, 2005 was in the form of stock options to purchase 327,869 shares of common stock at the exercise price of $0.001 per share. The options were granted under the 2001 Plan. The number of shares awarded was calculated using the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004 ($0.61 per share). This bonus includes the $30,000 annual guaranteed bonus specified under Mr. Fletcher’s contract.

(12) Mr. Fletcher's employment agreement guaranteed him a bonus of $30,000 annually, payable in quarterly installments. This bonus was eliminated effective April 5, 2005.

(13) These options were granted on March 19, 2003 with an effective date as of April 21, 2003 pursuant to the terms of Mr. Fletcher's employment agreement. These options were granted under the 2001 Plan.

(14) On April 5, 2005, in connection with the amendment of Dr. Bernstein’s employment agreement with Generex, the Board of Directors approved the increase in Dr. Bernstein’s annual base salary to $180,000 effective as of April 1, 2005. With the increase in his annual base salary, the annual bonus of $30,000 under Dr. Bernstein’s employment agreement was eliminated.

(15) Dr. Bernstein’s employment agreement guaranteed him a bonus of $30,000 annually, payable monthly. This bonus was eliminated effective April 5, 2005 in connection with the amendment of Dr. Bernstein’s employment agreement.

(16) Pursuant to the terms of his employment agreement with Generex in respect of contract years ending March 31, 2004 and 2005, these options were granted to Dr. Bernstein under the 2001 Plan on April 5, 2005 with an effective date as of December 13, 2004 and an exercise price of $0.61 per share, which represents the closing price of the common stock on The NASDAQ Capital Market on December 13, 2004.

Option Grants in 2005 Fiscal Year

The following tables set forth information related to options to purchase common stock granted to the CEO and the named executive officers during the fiscal year ended July 31, 2005.

Individual Grants								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name (a)	Number of Securities Underlying Options Granted (#) (b)		Percent of Total Options Granted to Employees in Fiscal Year (%) (c)	Exercise Price ($/Sh) (d)		Market Price on the Date of Grant (3)	Expiration Date (e)	5%($) (f)	10%($) (g)	0%
Anna E. Gluskin	250,000	(1)	4.1%	0.61	(2)	0.61	12/13/2009	42,133	93,103	N/A
	1,120,704	(4)	18.5%	0.001		0.56	04/04/2010			668,578

Rose C. Perri	250,000	(1)	4.1%	0.61	(2)	0.61	12/13/2009	42,133	93,103	N/A
	576,752	(4)	9.5%	0.001		0.56	04/04/2010			343,473

Mark Fletcher	250,000	(1)	4.1%	0.61	(2)	0.61	12/13/2009	42,133	93,103	N/A
	470,726	(4)	7.8%	0.001		0.56	04/04/2010			280,000

Gerald Bernstein, M.D.	100,000	(1)	1.7%	0.61	(2)	0.61	12/13/2009	16,853	37,241	N/A

(1) These options were granted under the 2001 Plan on April 5, 2005 with an effective date as of December 13, 2004.

(2) The exercise price of $0.61 per share represents the closing price of Generex’s common stock on The NASDAQ Capital Market on December 13, 2005.

(3) The closing price of Generex’s common stock on The NASDAQ Capital Market on April 4, 2005, the day before the date of grant, was $0.56 per share.

(4) These options were granted under the 2001 Plan on April 5, 2005 with an effective date as of April 4, 2005. These options were awarded in part as bonuses, in part as payment for retroactive salary increases accrued from August 1, 2004 through March 31, 2005 and, in the case of Ms. Gluskin and Ms. Perri, in part as payment for unpaid salary amounts accrued from August 1, 2004 through March 31, 2005. See the Summary Compensation Table above in this Part III. Item 11. Executive Compensation.

Option Exercises in 2005 Fiscal Year and Fiscal Year End Option Values

No options were exercised by the CEO or the named executive officers during the fiscal year ended July 31, 2005. The following table provides information relating to the number and value of options held by the CEO and the named executive officers at fiscal year end.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of securities underlying unexercised options at July 31, 2005 (#) Exercisable/ Unexercisable	Value of unexercised in-the-money options at July 31, 2005(1) ($) Exercisable/ Unexercisable
Anna E. Gluskin	-0-	-0-	1,820,704 / 0	$723,630 / 0
Rose C. Perri	-0-	-0-	1,226,752 / 0	$376,045 / 0
Mark Fletcher	-0-	-0-	971,726 / 0	$308,294/ 0
Gerald Bernstein, M.D.	-0-	-0-	155,159 / 0	$3,000/ 0

(1) The closing price of Generex’s common stock on The NASDAQ Capital Market on July 31, 2005 was $0.64 per share.

Other Benefit Plans

We have no long-term incentive plans or defined benefit or actuarial pension plans, and have not repriced any options previously granted to the above named officers.

Directors' Compensation; Other Compensation

It is our policy to compensate members of our Board of Directors as follows:

•
Directors who are not officers or employees of Generex receive cash compensation of $10,000 each fiscal quarter and are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

•
At the discretion of the full Board of Directors, directors who are not officers or employees of Generex may receive stock options to purchase shares of our common stock, par value $0.001 per share, each fiscal year. The number and terms of such options is within the discretion of the full Board of Directors.

•	Directors who are officers or employees of Generex do not receive separate consideration for their service on the Board of Directors.

On April 5, 2005, in consideration of their service on committees of the Board of Directors our Board of Directors awarded each of our non-employee directors, John P. Barratt, Mindy J. Allport-Settle, Brian T. McGee and Peter G. Amanatides, an option to purchase 100,000 shares of our common stock under the 2001 Plan at an exercise price equal to the closing price of our common stock on The NASDAQ Capital Market as of April 4, 2005 ($0.56 per share). Each such option became exercisable immediately upon grant and will be exercisable until the fifth anniversary of the date of grant.

In addition, on April 5, 2005, our Board of Directors awarded each of John P. Barratt and Brian T. McGee options to purchase shares of our common stock in satisfaction of certain director fees due and owing to each of them as of such date. Each of these non-employee directors received an option to purchase 35,714 shares of our common stock under the 2001 Plan at an exercise price of $0.001 per share. Each option become exercisable immediately upon grant and will expire on April 4, 2010.

Employment Agreements

On December 9, 2005, upon the recommendation of a majority of the members of the Compensation Committee, our Board of Directors approved the terms and conditions of employment for Anna Gluskin as our President and Chief Executive Officer and Rose Perri as our Chief Financial Officer and Chief Operating Officer. Prior to such date, Ms. Gluskin and Ms. Perri served in such capacities without formal employment agreements with Generex. The material terms of Generex’s employment agreement with each of Ms. Gluskin and Ms. Perri (each of whom is referred to as “Executive” below) are identical except as otherwise noted and are as follows:

•
Each agreement will be effective as of January 1, 2006. The initial term of each agreement is five years, subject to the termination provisions described below. Generex or Executive may give notice of non-renewal not less than six months prior to the expiration of the term. If no such notice is given, the term of the agreement will extend indefinitely and will be terminable upon not less than six months’ prior written notice.

•	Each agreement may be terminated:

(a)	by Generex for cause (without any additional payment to Executive);

(b)	automatically upon expiration of the term;

(c)	automatically upon Executive’s death or disability; or

(d)
by Executive upon thirty days’ prior written notice if there is a (i) a material change in duties (other than removal of the title of Chief Financial Officer and the duties associated therewith in the case of Ms. Perri), (ii) a material reduction in Executive’s remuneration, (iii) a material breach of the agreement by Generex, (iv) a change of control of Generex, or (v) a sale of all or substantially all of the property and assets of Generex.

In the event of termination pursuant to clause (b) above as a result of Generex’s notice of non-renewal or pursuant to clause (d) above, Generex will pay Executive an amount equal to the greater of (x) an amount equal to five times Executive’s base annual salary as of the date of termination, which amount will be payable in a lump sum on the date of termination, or (y) $5,000,000, $3,000,000 of which will be payable in a lump sum on the date of termination and $2,000,000 of which will be payable in stock issuable within three business days of the date of termination and valued at the 20-day VWAP as of the close of business on the date of termination. In addition, in such a termination event, Executive will be entitled to participate in and receive benefits for a period of twelve months following termination and will have no duty to mitigate.

•
Executive will be entitled to an annual bonus as determined by Generex’s Compensation Committee in respect of each fiscal year of Generex during the term of the agreement and reimbursement of all reasonable expenses incurred by her in connection with Generex’s business.

•	Executive will be included on any management slate of nominees submitted to Generex’s stockholders for election to the Board of Directors.

•	Each agreement will include standard employee confidentiality, non-competition and non-solicitation covenants.

•
Each of Ms. Gluskin and Ms. Perri will receive her current annual base salary under her respective employment agreement with Generex, which salary may not be reduced during the term of such agreement. Ms. Gluskin’s current annual base salary is $425,000, and Ms. Perri’s is $325,000.

Mr. Fletcher is compensated through an employment agreement, dated March 17, 2003, between Mr. Fletcher and Generex. Pursuant to the terms of the employment agreement, Mr. Fletcher holds the position of Executive Vice President and General Counsel. The employment agreement provides for Mr. Fletcher's term of service to extend through March 16, 2008, subject to (i) termination without cause by Generex upon 30 days' prior written notice and (ii) for cause by Generex immediately upon the giving of notice. The employment agreement provides that Mr. Fletcher will receive annual base compensation. Under the employment agreement, Mr. Fletcher may receive additional cash bonuses at the discretion of the Board of Directors. Upon entering into the employment agreement Mr. Fletcher received options to purchase 250,000 shares of common stock. On April 5, 2005, our Board of Directors increased the annual base salaries of certain executive officers effective as of August 1, 2004, and Mr. Fletcher’s annual base salary was increased from $130,000 (including guaranteed bonus of $30,000) to $250,000 (with no guaranteed bonus). The Board of Directors also directed that the payment of any and all unpaid salary amounts to Mr. Fletcher as of April 4, 2005 be satisfied by the issuance under our 2001 Stock Option Plan, as amended, of stock options to purchase shares of common stock at the exercise price of $0.001 per share. The number of shares that Mr. Fletcher received was calculated using the closing price of the common stock on the NASDAQ Capital Market on April 4, 2005 ($0.56 per share). Accordingly, Mr. Fletcher received options to purchase 142,857 shares of common stock in respect of such retroactive salary adjustments calculated for the period from August 1, 2004 to March 31, 2005. Mr. Fletcher’s options became exercisable immediately upon grant and expire on April 4, 2010.

Dr. Bernstein is compensated pursuant to his employment agreement with us. In April 2002, Generex entered into an employment agreement with Dr. Bernstein, which was subsequently amended in April 2005. The term of the employment agreement commenced April 1 ,2002 and, pursuant to the 2005 amendment, extends until March 31, 2008, subject to (i) termination without cause by Dr. Bernstein or Generex upon 90 days' prior written notice and (ii) for cause by Generex immediately upon the giving of notice. Pursuant to the terms of his employment agreement, Dr. Bernstein holds the position of Vice President of Medical Affairs. Dr. Bernstein’s current annual base compensation is $180,000. Under the employment agreement, as amended, Dr. Bernstein is entitled to receive options to purchase 50,000 shares of common stock for each year of employment, but he is no longer entitled to monthly advances against potential cash bonuses in the amount of $2,500. On April 5, 2005, our Board of Directors granted options to purchase 100,000 shares of our common stock pursuant to the terms of his employment agreement in respect of contract years ending March 31, 2004 and 2005. The effective date of the option grant to Dr. Bernstein was December 13, 2004, and the exercise price was $0.61 per share, which represents the closing price of the common stock on the NASDAQ Capital Market on such date. The options became exercisable immediately upon grant and expire on December 13, 2009.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of three non-employee directors: Mindy J. Allport-Settle, Brian T. McGee, and Peter G. Amanatides. None of the members of the Compensation Committee was an officer or employee of Generex or any of its subsidiaries during last fiscal year. They did not previously serve as an officer of Generex or any of its subsidiaries. Ms. Allport-Settle, Mr. McGee and Mr. Amanatides have had no relationship with Generex that was required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of Generex has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a director of Generex (excluding entities that are wholly owned by one or more of the executive officers).

Existing Stock Compensation Plans

The following table sets forth information as of July 31, 2005 regarding our existing compensation plans and individual compensation arrangements pursuant to which our equity securities are authorized for issuance to employees or non-employees (such as directors, consultants and advisors) in exchange for consideration in the form of services:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2000 Stock Option Plan	240,000	$7.19	1,760,000
2001 Stock Option Plan	11,367,269	$1.39	632,731
Total	11,607,269	$1.51	2,392,731

Equity compensation plans not approved by security holders	0	0	0
Total	11,607,269	$1.51	2,392,731

Security Ownership of Certain Beneficial Owners and Management

The tables on the following pages sets forth information regarding the beneficial ownership of the common stock by:

•	Our executive officers and directors;

•	All directors and executive officers as a group; and

•	Each person known to us to beneficially own more than five percent (5%) of our outstanding shares of common stock.

The information contained in these tables is as of April 5, 2006. At that date, we had 95,529,149 shares of common stock outstanding.

In addition to common stock, we have outstanding 1,000 shares of Special Voting Rights Preferred Stock. All of the shares of Special Voting Rights Preferred Stock are owned by Dr. Pankaj Modi, our former director and Vice President, Research and Development. The Special Voting Rights Preferred Stock generally does not have voting rights and is not convertible into shares of our common stock.

In January 2001 in connection with our joint venture with Elan International Services, Ltd. (“Elan”), we issued 1,000 shares of our Series A Preferred Stock. On or about December 31, 2004, Elan Pharmaceuticals Investment III, an affiliate of Elan, sold all outstanding shares of our Series A Preferred Stock with our consent. The purchaser of the shares of our Series A Preferred Stock immediately converted such shares into shares of our common stock. Our Series A Preferred Stock was generally non-voting.

A person is deemed to be a beneficial owner of shares if he has the power to vote or dispose of the shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options or warrants that are presently exercisable or that will become exercisable within sixty (60) days.

BENEFICIAL OWNERSHIP

Name of Beneficial Owner	Number of Shares	Percent of Class

(i) Directors and Executive Officers

Peter G. Amanatides (1)	101,000	*
John P. Barratt (2)	345,714	*
Gerald Bernstein, M.D. (3)	158,628	*
Mark Fletcher (4)	971,726	1.0%
Anna E. Gluskin (5)	2,790,998	2.9%
Rose C. Perri (6)	5,331,554	5.6%
Mindy J. Allport-Settle (8)	173,100	*
Brian T. McGee (9)	305,714	*
Officers and Directors as a group (9 persons)	10,178,434	10.7%

(ii) Other Beneficial Owners (and their addresses)
EBI, Inc. In Trust(10) c/o Miller & Simons First Floor, Butterfield Square P.O. Box 260 Providencials Turks and Caicos Islands British West Indies	1,441,496	1.5%
GHI, Inc. In Trust (11) c/o Miller & Simons First Floor, Butterfield Square P.O. Box 260 Providencials Turks and Caicos Islands British West Indies	1,907,334	2.0%

* Less than one percent.

(1) Includes 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan and 1,000 shares purchased on August 5, 2005.

(2) Includes 70,000 shares issuable upon exercise of stock options granted on March 19, 2003, 70,000 shares issuable upon exercise of stock options granted on October 30, 2003, 70,000 shares issuable upon stock options granted on October 26, 2004, 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan and 35,714 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan received in lieu of cash compensation.

(3) Includes 3,469 shares held by Dr. Bernstein, 50,000 shares issuable upon exercise of stock options granted in November, 2002, 5,159 shares issuable upon exercise of stock options granted on December 31, 2001, and 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan and pursuant to Dr. Bernstein's employment agreement with Generex and his prior consulting agreement.

(4) Includes 250,000 shares issuable upon the exercise of stock options granted on March 19, 2003 with an effective date as of April 21, 2003, 250,000 shares issuable upon the exercise of stock options granted on April 5, 2005 with an effective date of December 13, 2004, 470,726 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan and 1,000 shares issuable upon exercise of stock options granted on January 21, 2001 under Generex's 2000 Stock Option Plan.

(5) Includes 16,127 shares held by Ms. Gluskin, 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Gluskin, 450,000 shares issuable upon exercise of stock options granted under the 2001 Plan, 250,000 shares issuable upon exercise of stock options granted on April 5, 2005 with an effective date of December 13, 2004 under the 2001 Plan and 1,120,704 shares issuable upon exercise of .stock options granted on April 5, 2005 under the 2001 Plan.

(6) Includes 204,726 shares held by Ms. Perri, 953,667 shares owned of record by GHI, Inc. that are beneficially owned by Ms. Rose Perri, 400,000 shares issuable upon exercise of stock options granted under the 2001 Plan, 250,000 shares issuable upon exercise of stock options granted on April 5, 2005 with an effective date of December 13, 2004 under 2001 Plan and 576,752 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan. Also includes the shares and options that are owned by the estate of Mr. Mark Perri, of which Ms. Rose Perri is executor and beneficiary, but is not considered to beneficially own for some purposes: 45,914 shares previously owned of record by Mr. Mark Perri; 1,100,000 shares owned of record by EBI, Inc. (of which Mr. Mark Perri was beneficial owner); 305,332 shares held of record by brokerage accounts and options for 200,000 shares which survived Mr. Perri's death. Also includes 341,496 shares owned of record by EBI, Inc., which Ms. Rose Perri may be deemed to beneficially own because of the power to vote the shares but which are beneficially owned by other stockholders because they are entitled to the economic benefits of the shares. Ms. Rose Perri is also deemed to beneficially own an additional 953,667 shares owned of record by GHI, Inc. by holding the right to vote such shares. These shares are also beneficially owned by Ms. Gluskin.

(8) Includes 70,000 shares issuable upon exercise of stock options granted on October 26, 2004 and 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan. Also includes 3,100 shares acquired in March 2006.

(9) Includes 70,000 shares issuable upon exercise of stock options granted on October 26, 2004, 100,000 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan and 35,714 shares issuable upon exercise of stock options granted on April 5, 2005 under the 2001 Plan received in lieu of cash compensation. Also includes 100,000 shares acquired in February - March 2006.

(10) All of these shares were previously beneficially owned by Mr. Mark Perri but are now deemed to be beneficially owned by Ms. Rose Perri because she has the sole power to vote the shares. With respect to 1,100,000 of the shares owned of record by EBI, Inc., Ms. Rose Perri also has investment power and otherwise is entitled to the economic benefits of ownership.

(11) Ms. Gluskin and Ms. Rose Perri each own beneficially 953,667 of the shares owned of record by GHI, Inc. by reason of their ownership of investment power and other economic benefits associated with such shares. The shares beneficially owned by Ms. Gluskin also are deemed to be beneficially owned by Ms. Rose Perri because she has the sole power to vote the shares.

Changes in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in the change in control of Generex.

Certain Relationships and Related Transactions

Generex acquired Generex Pharmaceuticals, Inc. in October 1997. Prior to Generex's acquisition of Generex Pharmaceuticals, it was a private Canadian corporation majority-owned and controlled by the following persons: Anna Gluskin, our Chairman, President, Chief Executive Officer and director; Rose Perri, our Chief Operating Officer, Chief Financial Officer, Treasurer, Secretary and director; and Mark Perri, our former Chairman of the Board of Directors and deceased brother of Rose Perri. Unless otherwise indicated, the transactions described below occurred prior to the acquisition of Generex Pharmaceuticals or pursuant to contractual arrangements entered into prior to that time. Generex presently has a policy requiring approval by stockholders or by a majority of disinterested directors of transactions in which one of our directors has a material interest apart from such director's interest in Generex. Generex presently has a policy requiring the approval by the Audit Committee for any transactions in which a director has a material interest apart from such director's interest in Generex.

Real Estate Financing Transactions: In May 1997, EBI, Inc., a company controlled by Mark Perri, acquired shares of common stock of Generex Pharmaceuticals for $3 million (CAD) which, based on the exchange rate then in effect, represented approximately $2.1 million (US). Generex Pharmaceutical's use of those funds was restricted to acquiring an insulin research facility. Subsequently this restriction was eased to permit use of the funds to acquire properties used for manufacturing Generex Pharmaceutical's oral insulin product and other proprietary drug delivery products, and related testing, laboratory and administrative services. Under the terms of the investment, Generex Pharmaceuticals was required to lend these funds back to EBI until they were needed for the purposes specified. The entire amount was loaned back to EBI and was outstanding at July 31, 1997. During the period ended July 31, 1998, a total of $2,491,835 (CAD) was repaid by EBI. There was a repayment of approximately $33,000 made in the year ended July 31, 2004. There were no repayments made in the years ended July 31, 2005, 2003, 2002 and 2001. The balance due from EBI at July 31, 2005, was approximately $379,612 (US) based on the exchange rate then in effect. These funds are due on demand by Generex Pharmaceuticals, provided they are used for the purchase and/or construction or equipping of oral insulin manufacturing and testing facilities. The amounts repaid by EBI were used primarily to purchase and improve certain of the real estate and buildings owned by Generex Pharmaceuticals.

Although the above-listed transactions were not the result of "arm’s length" negotiations, we do not believe that this fact had a material impact on our results of operations or financial position. Prior to December 31, 1998, we classified certain payments to executive officers for compensation and expense reimbursements as "Research and Development - related party" and "General and Administrative - related party" because the executive officers received such payments through personal services corporations rather than directly. After December 31, 1998, these payments have been and will continue to be accounted for as though the payments were made directly to the officers, and not as a related party transaction. With the exception of our arrangement with our management company described below, we do not foresee a need for, and therefore do not anticipate, any related party transactions in the current fiscal year.

Real Property Transactions. We utilize a management company to manage all of our real properties. The property management company is owned by Anna Gluskin, Rose Perri and the estate of Mark Perri. In the fiscal years ended July 31, 2005 and 2004 we paid the management company approximately $44,024 and $40,180, respectively, in management fees.

On December 9, 2005, our Board of Directors approved the grant to Ms. Perri of a right of first refusal in respect of any sale, transfer, assignment or other disposition of either or both real properties municipally known as 1740 Sismet Road, Mississauga, Ontario and 98 Stafford Drive, Brampton, Ontario (collectively, the “Properties”). We granted Ms. Perri this right in recognition of the fair market value transfer to us during the fiscal year ended July 31, 1998 by Ms. Perri (or parties related to her) of the Properties.

Legal Fees. David Wires, a nominee for director, is a partner of the firm Wires Jolley LLP. Wires Jolley represents us in various matters. During fiscal 2005, we paid approximately $95,000 in fees to Wires Jolley.

Joint Venture with Elan International Services, Ltd/Elan Corporation, plc: In January 2001, we established a joint venture with Elan International Services, Ltd. ("EIS"), a wholly-owned subsidiary of Elan Corporation, plc (EIS and Elan Corporation, plc being collectively referred to as "Elan"), to pursue the application of certain of our and Elan's drug delivery technologies, including our platform technology for the buccal delivery of pharmaceutical products, for the treatment of prostate cancer, endometriosis and/or the suppression of testosterone and estrogen. In January 2002, we and Elan agreed to expand the joint venture to encompass the buccal delivery of morphine for the treatment of pain and agreed to pursue buccal morphine as the initial pharmaceutical product for development under Generex (Bermuda) Ltd., the entity through which the joint venture was being conducted. This expansion of the joint venture occurred after we successfully completed a proof of concept clinical study of morphine delivery using our proprietary buccal delivery technology.

Pursuant to the Securities Purchase Agreement, dated January 16, 2001, between Generex, Elan and EIS, EIS has the right to nominate one director to Generex's Board of Directors for so long as EIS or its affiliates own at least 1.0% of the issued and outstanding shares of common stock. Dr. Lieberburg was the nominee of EIS thereunder. Dr. Lieberburg resigned effective August 1, 2002, and EIS did not subsequently inform Generex as to its nominee to replace Dr. Lieberburg.

In connection with the transaction, EIS purchased 344,116 shares of Generex's common stock for $5,000,000, and was issued a warrant to acquire 75,000 shares of Generex's common stock at $25.15 per share. In addition, EIS purchased 1,000 shares of our Series A Preferred Stock for $12,015,000, which EIS transferred, shortly thereafter, to Elan Pharmaceuticals Investment III, an affiliate of Elan ("EPIL III"). We applied the proceeds from the sale of the Series A Preferred Stock to subscribe for an 80.1% equity ownership interest in Generex (Bermuda), Ltd. EIS paid in capital of $2,985,000 to subscribe for a 19.9% equity ownership interest in the joint venture entity. In accordance with the terms of the Series A Preferred Stock, if any shares of Series A Preferred Stock were to be outstanding on January 16, 2007, we would have been required to redeem the shares of Series A Preferred Stock at a redemption price equal to the aggregate Series A Preferred Stock liquidation preference, either in cash, or in shares of common stock with a fair market value equal to the redemption price. Alternatively, the Series A Preferred Stock could have been converted, under certain conditions, into shares of our common stock. EIS also purchased 344,116 shares of our common stock for $5,000,000. We were permitted to use the proceeds of this sale for any corporate purpose.

On December 27, 2004, we entered into an agreement (the "Termination Agreement") with Elan, whereby we and Elan agreed to terminate the joint venture through Generex (Bermuda) Ltd. Pursuant to the terms of the Termination Agreement, (i) except for the common stock purchase warrant that was issued by us to Elan, which was amended to permit Elan or any other holder thereof to transfer the warrant without our consent, the parties agreed to terminate all agreements entered into in connection with the joint venture, and (ii) Elan agreed to transfer all shares of capital stock of Generex (Bermuda) owned by it to us. Accordingly, all rights granted by each party to the other terminated, including, without limitation, Elan's right to appoint a member to our Board of Directors, all other rights granted under the terms of the joint venture terminated, each party retained its intellectual property rights, we obtained full ownership of Generex (Bermuda), and all representatives of Elan who were officers and/or directors of Generex (Bermuda) resigned.

In connection with negotiating the Termination Agreement, EPIL III approached us for consent to transfer the Series A Preferred Stock by way of an auction process. Although we provided our consent to the transfer, it was contingent upon EPIL III agreeing to satisfy the following conditions: (i) the auction process could conclude no later than December 15, 2004 and EPIL III's disposition of the shares could conclude no later than December 31, 2004 (the "Closing Date"), (ii) the buyer had to immediately convert the Series A Preferred Stock at the voluntary conversion price of $25.77 (calculated pursuant to the terms of the certificate of designation for the Series A Preferred Stock resulting in the issuance of 534,085 shares of common stock), (iii) EPIL III's registration rights could not be transferred, and (iv) for a period of two (2) years after the Closing Date, the purchaser of the Series A Preferred Stock could not transfer the shares of common stock issuable upon conversion thereof and we would have the right to redeem the shares of common stock at a per share price of 150% of the average closing price of the common stock on The NASDAQ Capital Market for the twenty (20) days immediately preceding the Closing Date. On or about December 15, 2004, EPIL III conducted the auction and received an offer to buy the shares of Series A Preferred Stock. On or about December 31, 2004, EPIL III sold the shares of Series A Preferred Stock, and the purchaser thereof immediately converted the Series A Preferred Stock into shares of our common stock.

The conversion of the Series A Preferred Stock was particularly critical because the mandatory redemption feature required us to classify the Series A Preferred Stock of approximately $14,300,000 as mezzanine equity. Upon conversion of the Series A Preferred Stock, however, we were able to reclassify the approximately $14,300,000 of mezzanine equity as common equity on our balance sheet. This, in turn, allowed us to regain compliance with NASDAQ's Marketplace Rule 4310(c)(2)(B), which requires us to have a minimum of $2,500,000 in stockholders' equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

Transactions with Omicron Master Trust and Iroquois Capital, L.P.: Since the beginning of our last fiscal year, we have engaged in the following transactions with Omicron Master Trust (“Omicron”) and Iroquois Capital, L.P. (“Iroquois”), both of which were listed as beneficial owners of five percent or more of our outstanding shares of common stock as of the end of our fiscal year ended July 31, 2004.

Securities Purchase Agreement and Amendments. On November 10, 2004, we entered into a Securities Purchase Agreement and Registration Rights Agreement with Omicron and Iroquois and two other accredited investors for a private placement of 6% Secured Convertible Debentures (the “Debentures”) and warrants for an aggregate purchase price of $4,000,000, or $1,000,000 per investor. We completed this private placement on November 12, 2004. The Debentures have since been fully repaid in cash or by conversion into shares of our common stock. The warrants issued in connection with the Securities Purchase Agreement were initially exercisable into the same number of shares of the common stock initially issuable upon conversion of the Debentures. The initial exercise price of each warrant was equal to 110% of the conversion price of the Debentures, or $0.91. The conversion price of the Debentures and the exercise price of the warrants were each subject to an anti-dilution adjustment upon the issuance by us of securities at a price per share less than the then conversion price or exercise price, as applicable. The warrants issued in connection with the Securities Purchase Agreement were fully exercised in late October 2005 as described below at a reduced exercise price $0.82 per share as a consequence of an anti-dilution adjustment. In connection with the Securities Purchase Agreement, we granted to the holders of the Debentures an additional investment right, pursuant to which each holder had the right at any time prior to January 24, 2006 to purchase on the same terms and conditions as the private placement up to the same number of Debentures and warrants purchased by such holder at the closing of the private placement.

On June 16, 2005, we and each of the four accredited investors, including Omicron and Iroquois, entered into Amendment No. 1 to the Securities Purchase Agreement and the Registration Rights Agreement (“Amendment No. 1”), pursuant to which the investors agreed to exercise of 50% of their additional investment rights in the aggregate amount of $2,000,000. This transaction closed on June 17, 2005. In consideration for the investors’ exercise of their additional investment rights (the “A1 AIR Exercise”), we issued the investors:

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Debentures in the aggregate amount of $2,000,000, with a reduced conversion price ($0.60) (which reduced conversion price did not trigger any anti-dilution adjustments to the outstanding Debentures and related warrants) (the “A1 AIR Debentures”);

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warrants to purchase an aggregate of 2,439,024 shares of our common stock at an exercise price of $0.82 per share, which were exercisable for five years commencing six months following the issuance thereof (the “A1 AIR Warrants”); and

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further additional investment rights (“A1 Additional AIRs”), pursuant to which each investor had the right to purchase detachable units consisting of (i) Debentures in principal amount equal to the principal amount of A1 AIR Debentures issuable to each investor upon the A1 AIR Exercise with a conversion price of $0.82 (the “A1 Additional AIR Debentures”) and (ii) additional warrants entitling the holder thereof to purchase a number of shares of our common stock equal to 100% of the shares of common stock issuable upon the conversion in full of the A1 Additional AIR Debentures at an $0.82 conversion price (subject to adjustment as set forth therein) (without regard to any restrictions on conversion therein contained) at an exercise price of $0.82 (the “A1 Additional AIR Warrants”).

The A1 AIR Debentures have since been fully converted into shares of our common stock. The A1 AIR Warrants were amended (to abridge the exercise periods) and exercised in full in late October 2005 as described below. The A1 Additional AIRs were amended (to abridge the exercise periods) and exercised in full in December 2005 as described below.

On September 8, 2005, we and the four accredited investors, including Omicron and Iroquois, entered into Amendment No. 2 to the Securities Purchase Agreement and Registration Rights Agreement (“Amendment No. 2”), pursuant to which the investors agreed to exercise the remaining $2,000,000 in principal amount of their original additional investment rights acquired pursuant to the Securities Purchase Agreement (the “A2 AIR Exercise”). In connection with the A2 AIR Exercise, we issued the investors:

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Debentures in the aggregate amount of $2,000,000, with a reduced conversion price ($0.60) (which reduced conversion price did not trigger any anti-dilution adjustments to the outstanding Debentures and related warrants) (the “A2 AIR Debentures”);

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warrants to purchase an aggregate of 2,439,024 shares of our common stock at the exercise price of $0.82 per share, which were exercisable for five years commencing six months following the issuance thereof (the “A2 AIR Warrants”); and

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additional investment rights (the “A2 Additional AIRs”), pursuant to which each investor had the right to purchase detachable units consisting of (i) Debentures in principal amount equal to the principal amount of A2 AIR Debentures issuable to each investor upon the A2 AIR Exercise with a conversion price of $0.82 (the “A2 Additional AIR Debentures”) and (ii) additional warrants entitling the holder thereof to purchase a number of shares of our common stock equal to 100% of the shares of common stock issuable upon the conversion in full of the A2 Additional AIR Debentures at an $0.82 conversion price (subject to adjustment as set forth therein) (without regard to any restrictions on conversion therein contained) at an exercise price of $0.82 (“the A2 Additional AIR Warrants”).

The A2 AIR Debentures held by Iroquois have since been fully converted into share of our common stock, while the A2 AIR Debenture held by Omicron have not. The A2 AIR Debentures have a term of fifteen months and amortize over thirteen months in thirteen equal monthly installments beginning on the first day of the third month following their issuance. Interest on the principal amount outstanding accrues at a rate of 6% per annum. We may pay principal and accrued interest in cash or, at our option, in shares of our common stock. If we elect to pay principal and interest in shares of our common stock, the value of each share of common stock will be equal to the lesser of (i) the conversion price ($0.60) and (ii) ninety percent (90%) of the average of the daily volume weighted average price for the common stock for the twenty trading day period immediately preceding the date of payment. At Omicron’s option, the principal amount outstanding under its A2 AIR Debenture is convertible at any time into shares of our common stock at a conversion price of $0.60. Upon the occurrence of an “Event of Default,” including a default in payment of principal or interest (including late fees) which is not cured within three trading days, the full principal amount of the outstanding A2 AIR Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration will become, at the holder’s election, due and payable in cash.

The A2 AIR Warrants were amended (to abridge the exercise periods) and exercised in full in late January 2006. The A2 Additional AIRs were amended (to abridge the exercise periods) and exercised in full in December 2005 as described below.

On October 20, 2005, in consideration for the exercise of certain outstanding warrants previously issued to Iroquois in connection with its purchase of our Debentures pursuant to the Securities Purchase Agreement, we issued a five-year warrant to purchase 609,756 shares of our common stock to Iroquois with an exercise price of $1.20 per share. We received aggregate proceeds of $1,000,000 in connection with Iroquois’ exercise of its outstanding warrant to purchase 1,219,512 shares of our common stock. On October 27, 2005, in consideration for the exercise of certain outstanding warrants previously issued pursuant to the Securities Purchase Agreement, we issued to Omicron a five-year warrant to purchase 609,756 shares of our common stock at $1.25 per share. We received aggregate proceeds of approximately $1,000,000 in connection with Omicron’s exercise of its outstanding warrant to purchase shares of our common stock.

On October 26, 2005, we and the holders of the A1 AIR Warrants amended the A1 AIR Warrants pursuant to which we agreed to accelerate the initial exercise dates thereof (the 181st day following the date of issuance) in consideration of the full and immediate exercise by each of the investors of its A1 AIR Warrant and the delivery to us of a Notice of Exercise in respect thereof on or before the close of business on October 27, 2005. Each of the investors timely delivered the aforementioned Notice of Exercise, satisfying the conditions specified in each of the A1 AIR Warrant amendments. We received aggregate proceeds of approximately $2,000,000 in connection with the investors’ exercise of the A1 AIR Warrants. In consideration of the investors’ exercise of the A1 AIR Warrants, we issued each of the investors a five-year warrant to purchase 304,878 shares of our common stock at $1.25 per share.

On October 27, 2005, we and Omicron amended the A1 Additional AIR granted to Omicron to accelerate the initial exercise date (defined as the 181st day following the date of issuance) in consideration of the full and immediate exercise by Omicron of its A1 Additional AIR and the delivery to us of a Notice of Exercise in respect thereof on or before the close of business on October 27, 2005. Omicron timely delivered its Notice of Exercise, satisfying the conditions specified in the A1 AIR amendment. In connection with Omicron’s exercise of the A1 Additional AIR, we received aggregate proceeds of $500,000. Through its exercise of its A1 Additional AIR, Omicron purchased (i) a $500,000 principal amount A1 Additional AIR Debenture with a conversion price of $0.82 and (ii) A1 Additional AIR Warrants entitling Omicron to purchase a number of shares of our common stock equal to 100% of the shares of common stock issuable upon the conversion in full of the A1 Additional AIR Debenture at a $0.82 conversion price (subject to adjustment as set forth therein) (without regard to any restrictions on conversion therein contained) at an exercise price of $0.82 per share.

On December 4, 2005, we and the four accredited investors entered into Amendment No. 3 to the Securities Purchase Agreement and Registration Rights Agreement (“Amendment No. 3”), pursuant to which (i) the all of the investors except Omicron agreed to exercise an aggregate of $1,500,000 in principal amount of the A1 Additional AIRs (Omicron had previously exercised its A1 Additional AIR as described above), and (ii) all of the investors, including Omicron, agreed to exercise an aggregate of $2,000,000 in principal amount of the A2 Additional AIRs granted to them in connection with Amendment No. 2.

In connection with Amendment No. 3, we and the investors, excluding Omicron, agreed to accelerate the initial exercise date of the A1 Additional AIRs (the 181st day following the date of issuance) in consideration of the full and immediate exercise by such investors of their A1 Additional AIRs and the delivery to us of Notices of Exercise in respect thereof on or before the close of business on December 5, 2005. In addition, we and all four of the investors agreed to accelerate the initial exercise dates of the A2 Additional AIRs (the 181st day following the date of issuance) in consideration of the full and immediate exercise by the investors of their A2 Additional AIRs and the delivery to us of Notices of Exercise in respect thereof on or before the close of business on December 5, 2005. Each investor timely delivered its Notices of Exercise In connection with the exercise of each A1 Additional AIR and each A2 Additional AIR on December 5, 2005, each investor purchased a $500,000 principal amount Debenture with a conversion price of $0.82 (the A1 Additional Debentures and the A2 Additional Debentures) and a warrant entitling the investor to purchase a number of shares of our common stock equal to 100% of the shares of common stock issuable upon the conversion in full of the A1 Additional AIR Debenture and the A2 Additional AIR Debenture (together, the “A1/A2 Additional AIR Debentures”) at a $0.82 conversion price (subject to adjustment as set forth therein) (without regard to any restrictions on conversion therein contained) at an exercise price of $0.82 per share (the A1 Additional AIR Warrants and the A2 Additional AIR Warrants (together, the “A1/A2 Additional AIR Warrants”)). Accordingly, we issued to the investors A1/A2 Additional AIR Debentures in the aggregate principal amount of $3,500,000 and A1/A2 Additional AIR Warrants to purchase an aggregate of 4,268,292 shares of our common stock, exercisable for five years commencing six months following the issuance thereof. We received proceeds of approximately $3,500,000 in connection with the investors’ exercise of their A1 Additional AIRs and their A2 Additional AIRS.

With the exception of the A1/A2 Additional AIR Debentures held by Omicron, the A1/A2 Additional AIR Debentures have since been fully converted into shares of our common stock. The A1/A2 Additional AIR Debentures have a term of fifteen months and amortize over thirteen months in thirteen equal monthly installments beginning on the first day of the third month following their issuance. Interest on the principal amount outstanding accrues at a rate of 6% per annum. We may pay principal and accrued interest in cash or, at our option, in shares of our common stock. If we elect to pay principal and interest in shares of our common stock, the value of each share of common stock will be equal to the lesser of (i) $0.82 and (ii) ninety percent (90%) of the average of the daily volume weighted average price for the common stock over the twenty trading day period immediately preceding the date of payment. At the option of the holder of each A1/A2 Additional AIR Debenture, the principal amount outstanding under each A1/A2 Additional AIR Debenture is convertible at any time into shares of our common stock at a conversion price of $0.82. Upon the occurrence of an “Event of Default,” including a default in payment of principal or interest (including late fees) which is not cured within three trading days, the full principal amount of each A1/A2 Additional AIR Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration will become, at the holder’s election, due and payable in cash.

In addition, in consideration of each investor’s exercise of its A1 Additional AIRs and its A2 Additional AIRs, including Omicron’s October 2005 exercise of its A1 Additional AIR, we granted to each investor an additional investment right (the “A3 Additional AIRs”) pursuant to which each investor had the right to purchase detachable units consisting of (a) Debentures in principal amount of $1,000,000 with a conversion price of $1.25 per share (the “A3 Additional AIR Debentures”) and (b) warrants entitling the holder thereof to purchase a number of shares of our common stock equal to 100% of the shares of common stock issuable upon the conversion in full of the A3 Additional AIR Debentures at a $1.25 conversion price (subject to adjustment as set forth therein) (without regard to any restrictions on conversion therein contained) at an exercise price of $1.25 per share (the “A3 Additional AIR Warrants”).

The A1/A2 Additional AIR Warrants were amended (to abridge the exercise periods) and exercised in full in late January 2006. The A3 Additional AIRs were amended (to abridge the exercise periods) and exercised in full on January 19, 2006 as described below.

On January 19, 2006, we and each of the investors entered into Amendment No. 4 to the Securities Purchase Agreement and Registration Rights Agreement (“Amendment No. 4”), including Omicron and Iroquois, pursuant to which the investors agreed to exercise the full principal amount ($4,000,000) of the A3 Additional AIRs. Pursuant to each such A3 Additional AIR, each investor had the right to purchase detachable units consisting of (a) an A3 Additional AIR Debenture in principal amount of $1,000,000 with a conversion price of $1.25 and (b) an A3 Additional AIR Warrant entitling the holder thereof to purchase a number of shares of our common stock equal to 100% of the shares of common stock issuable upon the conversion in full of the A3 additional AIR Debenture at a $1.25 conversion price (subject to adjustment as set forth therein) (without regard to any restrictions on conversion therein contained) at an exercise price of $1.25 per share. Pursuant to Amendment No. 4, we amended the terms of the A3 Additional AIRs to accelerate the initial exercise dates thereof to January 19, 2006 and to reduce the conversion price from $1.25 to $1.05 in consideration of their full and immediate exercise by the investors. Accordingly, we issued to the investors A3 Additional AIR Debentures in the aggregate amount of $4,000,000 and A3 Additional AIR Warrants to purchase an aggregate of 3,809,524 shares of our common stock, exercisable for five years commencing six months following the issuance thereof. Under the terms of Amendment No. 4, the reduction in the conversion price of the A3 Additional AIR Debentures and the exercise price of the A3 Additional AIR Warrants did not trigger any anti-dilution adjustments to any outstanding securities held by the investors. We received proceeds of approximately $4,000,000 in connection with the investors’ exercise of their A3 Additional AIRs.

With the exception of the A3 Additional AIR Debenture held by Omicron, the A3 Additional AIR Debentures have since been fully converted into shares of our common stock. The A3 Additional AIR Debentures have a term of fifteen months and amortize over thirteen months in thirteen equal monthly installments beginning on the first day of the third month following their issuance. Interest on the principal amount outstanding accrues at a rate of 6% per annum. We may pay principal and accrued interest in cash or, at our option, in shares of our common stock. If the we elect to pay principal and interest in shares of our common stock, the value of each share of common stock will be equal to the lesser of (i) $1.05 and (ii) ninety percent (90%) of the average of the daily volume weighted average price for the common stock over the twenty trading day period immediately preceding the date of payment. At the option of the holder of each A3 Additional AIR Debenture, the principal amount outstanding under each A3 Additional AIR Debenture is convertible at any time into shares of the our common stock at a conversion price of $1.05. Upon the occurrence of an “Event of Default,” including a default in payment of principal or interest (including late fees) which is not cured within three trading days, the full principal amount of each A3 Additional AIR Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration will become, at the holder’s election, due and payable in cash.

In addition, in consideration of each investor’s exercise of its A3 Additional AIR, we granted to each investor a further additional investment right (the “A4 Additional AIR”) pursuant to which each investor had the right to purchase detachable units consisting of (a) a Debenture in principal amount of $1,000,000 with a conversion price of $1.25 (collectively, the “A4 Additional AIR Debentures”) and (b) a warrant entitling the holder thereof to purchase a number of shares of our common stock equal to 100% of the shares of common stock issuable upon the conversion in full of the A4 Additional AIR Debenture at a $1.25 conversion price (subject to adjustment as set forth therein) (without regard to any restrictions on conversion therein contained) at an exercise price of $1.25 per share (collectively, the “A4 Additional AIR Warrants”).

On January 23, 2006, we agreed with the investors to amend the terms of certain outstanding warrants to purchase common stock (“January Exercise Warrants”) to accelerate their exercise dates to January 23, 2006. The January Exercise Warrants consisted of the A1 AIR Warrants and A2 AIR Warrants for an aggregate of 2,439,024 shares issued in connection with Amendment No. 2 (initially exercisable on March 8, 2006) and the A1/A2 Additional AIR Warrants for an aggregate of 4,878,048 shares issued in connection with Amendment No. 3 (initially exercisable beginning June 5, 2006). The investors agreed to immediately exercise 100% of the January Exercise Warrants (for aggregate gross proceeds to Generex of $6,000,000) in exchange for (a) the acceleration of the exercise period , and (b) the issuance of additional warrants equal to 50% of the shares issuable upon exercise of the January Exercise Warrants (an aggregate of 3,658,536 shares) (the “January Inducement Warrants”). The January Inducement Warrants have an exercise price of $1.60 per share and will be exercisable for a period of five years commencing six months from the date of issuance. The exercise price is subject to an anti-dilution adjustment upon the issuance by us of securities at a price per share less than the then exercise price. If, at any time after the first anniversary of the date of issuance of the January Inducement Warrants, there is no effective registration statement registering for resale the shares of common stock into which the warrants are exercisable, each holder may exercise its warrant through a cashless exercise. The number of shares to be issued upon a cashless exercise will be equal to the quotient resulting from the following calculation: [(the VWAP on the trading day immediately preceding the date of such election less the exercise price, as adjusted) multiplied by the number of shares issuable upon exercise of the warrant by means of a cash exercise] divided by the VWAP on the trading day immediately preceding the date of such election. Each holder has agreed that it will not exercise its warrant if such exercise would cause the holder, together with its respective affiliates, to beneficially own more than 4.99% of our common stock then outstanding.

On February 27, 2006, we and the four accredited investors amended the terms of outstanding warrants to purchase common stock to accelerate their exercise date to February 27, 2006 (the “February Exercise Warrants”). Included among the February Exercise Warrants were warrants issued: (i) to Omicron on July 22, 2005 for 243,902 shares of our common stock at $0.82 per share and currently exercisable; (ii) to Iroquois on October 20, 2005 for 609,756 shares of our common stock at $1.20 per share and originally exercisable on April 20, 2006; (iii) to Omicron on October 27, 2006 for 609,756 shares of our common stock at $1.25 per share and originally exercisable on April 27, 2006; (iv) to each of the investors on October 27, 2005 for 304,878 shares each of our common stock at $1.25 per share and originally exercisable on April 27, 2006; and (v) to each of the investors on January 20, 2006 for 952,381 shares each of our common stock at $1.05 per share and originally exercisable on July 20, 2006. The investors agreed to immediately exercise 100% of the February Exercise Warrants (for aggregate gross proceeds to us of $11,014,267) in exchange for (a) the acceleration of the exercise periods and (b) the issuance of additional warrants equal to 50% of the exercised warrants (an aggregate of 4,770,617 shares) (the “February Inducement Warrants”). The February Inducement Warrants have an exercise price of $3.00 per share and will be exercisable for five years commencing on August 27, 2006.

On February 28, 2006, each of the four investors agreed to immediately exercise 100% of their A4 Additional AIRs (for aggregate gross proceeds to us of $4,000,000) in exchange for the acceleration of the exercise periods. In connection with this transaction, each investor purchased an A4 Additional AIR Debenture in the principal amount of $1,000,000 with a conversion price of $1.25 and (b) an A4 Additional AIR Warrant entitling the holder thereof to purchase a number of shares of our common stock equal to 100% of the shares of common stock issuable upon the conversion in full of the A4 Additional AIR Debenture at a $1.25 conversion price (subject to adjustment as set forth therein) (without regard to any restrictions on conversion therein contained) at an exercise price of $1.25 per share .

The A4 Additional AIR Debentures have a term of fifteen months and amortize over thirteen months in thirteen equal monthly installments beginning on the first day of the third month following their issuance. Interest on the principal amount outstanding accrues at a rate of 6% per annum. We may pay principal and accrued interest in cash or, at our option, in shares of our common stock. If the we elect to pay principal and interest in shares of our common stock, the value of each share of common stock will be equal to the lesser of (i) $1.25 and (ii) ninety percent (90%) of the average of the daily volume weighted average price for the common stock over the twenty trading day period immediately preceding the date of payment. At the option of the holder of each A4 Additional AIR Debenture, the principal amount outstanding under each A4 Additional AIR Debenture is initially convertible at any time after the closing of Amendment No 4 into shares of our common stock at a conversion price of $1.25. Upon the occurrence of an “Event of Default,” including a default in payment of principal or interest (including late fees) which is not cured within three trading days, the full principal amount of each A4 Additional AIR Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration will become, at the holder’s election, due and payable in cash.

The A4 Additional AIR Warrants issued to the investors on February 28, 2006 are initially exercisable into an aggregate of 3,200,000 shares of our common stock, and the initial exercise price of each A4 Additional AIR Warrant is equal to $1.25.

On March 6, 2006, we agreed with the investors to amend the terms of A4 Additional AIR Warrants to accelerate the exercise dates thereunder in respect of fifty percent (50%) of the shares of our common stock issuable thereunder (an aggregate of 1,600,000 shares) to March 6, 2006. The A4 Additional AIR Warrants were initially exercisable on August 31, 2006. The investors agreed to immediately exercise fifty percent (50%) of the A4 Additional AIR Warrants (for aggregate gross proceeds to us of $2,000,000) in exchange for (a) the acceleration of the exercise period (insofar as it applied to fifty percent (50%) of the stock issuable thereunder, and (b) the issuance of additional warrants equal to 50% of the exercised A4 Additional AIR Warrants (an aggregate of 800,000 shares) (the “March Inducement Warrants”). The March Inducement Warrants have an exercise price of $3.00 per share and will be exercisable for five years from September 6, 2006.

Promissory Note and Related Warrants. We entered into a Promissory Note and Agreement with Omicron on April 6, 2005 pursuant to which Omicron loaned us the principal amount of $100,000 (the "Note"). The outstanding principal balance under the Note and any accrued but unpaid interest thereon was due and payable on May 15, 2005 to the extent that Omicron had not exercised its conversion rights under the Note. On April 28, 2005, as additional consideration for the loan from Omicron, we issued Omicron a warrant to purchase an aggregate of 243,902 shares of our common stock at a per share price of $0.82. At Omicron’s option, the outstanding principal balance under the Note, together with any accrued but unpaid interest thereon, was convertible into shares of our common stock at the conversion/exercise price of $0.82 per share.

We did not pay the outstanding principal balance originally due on May 15, 2005 under the Note. Interest on the outstanding principal balance under the Note began accruing before the maturity date at the rate of 10% per annum. On June 7, 2005, Omicron agreed to extend the interest payment date and the maturity date of the Note from May 15, 2005 to July 22, 2005. In consideration for the foregoing extension, we contemporaneously issued Omicron a warrant to purchase an aggregate of 243,902 shares of our common stock at a per share price of $0.82

On July 22, 2005, Omicron agreed to extend the interest payment date and the maturity date under the Note from July 22, 2005 to September 20, 2005. As consideration for the extension, we contemporaneously issued a warrant to Omicron to purchase an aggregate of 243,902 shares of our common stock at a per share price of $0.82.

On September 20, 2005, we did not pay the outstanding principal balance under the Note. On October 27, 2005 Omicron converted outstanding principal and accrued interest on its Note ($105,644 in total) into 128,834 shares of common stock.

On February 28, 2006, Omicron exercised one of its warrants previously issued to it in connection with its Note pursuant to which it purchased an aggregate of 243,902 shares of our common stock for $200,000. In consideration of such exercise, we issued to Omicron a five-year warrant to purchase an aggregate of 121,951 shares of our common stock at $3.00 per share. Prior thereto, Omicron voluntarily exercised all of its other warrants previously issued to it in connection with its Note for no additional consideration.

OTHER INFORMATION

Annual Report

Generex has enclosed its Annual Report for the year ended July 31, 2005, with this proxy statement, which includes Generex's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended July 31, 2005, without exhibits. Stockholders are referred to the report for financial and other information about Generex, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the Next Annual Meeting

Any proposals of stockholders intended to be presented at the annual meeting of stockholders for the fiscal year ended July 31, 2006, must be received by Generex at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, no later than January 6, 2007 in order to be included in the proxy materials and form of proxy relating to such meeting. It is suggested that stockholders submit any proposals by an internationally recognized overnight delivery service to the Secretary of Generex at its principal executive offices located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2. Such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy materials for such meeting. The annual meeting for the fiscal year ended July 31, 2006 is scheduled to take place in May 2007.

For business to be properly brought before the annual meeting by a stockholder in a form other than a stockholder proposal requested to be included in Generex’s proxy materials, any stockholder who wishes to bring such business before the annual meeting of stockholders must give notice of such business in writing to the Secretary of Generex not less than 60 nor more than 90 days prior to the annual meeting. In the event that less than 70 days notice or prior disclosure of the date of the meeting is given or made to stockholders, notice of such business to be timely must be received by the Secretary of Generex not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder's notice of such business must provide information about the stockholder proposing such business and the nature the business, as required by Generex's Amended and Restated Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of Generex located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2.

If there should be any change in the foregoing submission deadlines, Generex intends to publicly disseminate information concerning the change.

Corporate Governance Documents

Generex amended its Audit Committee Charter on October 30, 2003. The Audit Committee Charter, the Compensation Committee Charter and the Generex Code of Ethics have been posted on Generex’s Internet website - www.generex.com.

Other Matters

The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by Generex. In addition to the use of the mails, certain directors, officers and regular employees of Generex may solicit proxies personally, or by mail, telephone or otherwise, but such persons will not be compensated for such services. Arrangements will be made with brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward the soliciting materials to each beneficial owner of stock held of record by them, and Generex will reimburse them for their expenses in doing so.

Appendix A

GENEREX BIOTECHNOLOGY CORPORATION
2006 STOCK PLAN

The purpose of the Generex Biotechnology Corporation 2006 Stock Plan (the “Plan”) is to provide (i) designated employees of Generex Biotechnology Corporation (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

1. Administration

(a) Board or Committee. The Plan shall be administered and interpreted by the Board or by a committee which may consist of two or more persons who are “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate. References in the Plan to the “Board” shall be deemed to refer to the committee.

(b) Board Authority. The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant and (v) deal with any other matters arising under the Plan.

(c) Delegation. The Board may delegate certain of its duties to one or more of its members or to one or more agents as it may deem advisable. The Board may employ attorneys, agents, consultants, accountants or other persons, and shall be entitled to rely upon the advice, opinions or valuations of such persons.

(d) Board Determinations. The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board’s interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2. Grants

Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”) and restricted stock as described in Section 6 (“Restricted Stock”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). The Board shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3. Shares Subject to the Plan

(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock, par value $0.001 per share, of the Company (“Company Stock”) that may be issued or transferred under the Plan or upon which awards under the Plan may be granted is ten million (10,000,000) shares, all of which may be issued pursuant to Incentive Stock Options. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan, unless otherwise provided by the Board.

(b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

4. Eligibility for Participation

(a) Eligible Persons. All employees of the Company and its subsidiaries (“Employees”) and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees. The Board shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines. Employees, Non-Employee Directors and Key Advisors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

5. Granting of Options

(a) Type of Option and Price.

(i) The Board may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code). Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors. Unless otherwise provided in the Grant Instrument, any Option granted under this Plan to an Employee is intended to be an Incentive Stock Option; provided, however, that if the Plan is not approved by the Company’s stockholders within 12 months of the Plan’s effective date, all Options granted under the Plan will be Nonqualified Stock Options.

(ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Board and must not be less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii) The Fair Market Value per share of the Company Stock shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the closing price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Board.

(b) Option Term. The Board shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant, which date of grant is determined by the Board. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Grant Instrument. Unless a different vesting schedule is specified by the Board in a Grant Instrument, Options granted under this Plan shall vest in one-quarter increments over 4 years beginning with the first annual anniversary of the date of grant. The Board may accelerate, and may provide in the Grant Instrument for the acceleration of, the exercisability of any or all outstanding Options at any time for any reason.

(d) Reload Options. In the event that shares of Company Stock are used to exercise an Option, the terms of such Option may provide for a Grant of additional Options, or the Board may grant additional Options, to purchase a number of shares of Company Stock equal to the number of whole shares used to exercise the Option and the number of whole shares, if any, withheld in payment of any taxes. Such Options shall be granted with an Exercise Price equal to the Fair Market Value of the Company Stock on the date of grant of such additional Options, or at such other Exercise Price as the Board may establish, for a term not longer than the unexpired term of the exercised Option and on such other terms as the Board shall determine.

(e) Dividend Equivalents. The Board may not grant dividend equivalents in connection with Options granted under the Plan.

(f) Limit on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

(g) Termination of Employment, Disability or Death.

(i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than (A) termination by the Company without Cause (as defined below), (B) termination of employment or service by the Grantee after at least 90 days advance written notice by the Grantee of the effective date of such termination, (C) Disability (as defined below) or (D) death, any Option held by the Grantee shall terminate immediately (unless the Board specifies otherwise). In addition, notwithstanding any other provision of this Section 5, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(ii) In the event that a Grantee ceases to be employed by, or provide service to, the Company as a result of a termination without Cause by the Company, or if the Grantee provides the Company with at least 90 days advance written notice of the effective date of such termination of employment or service with the Company, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(g)(ii) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

(v) For purposes of this Section 5(g) and Section 6:

(A) The term “Company” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

(B) “Employed by, or provide service to, the Company” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Board determines otherwise.

(C) “Disability” shall mean a Grantee’s becoming disabled under the Company’s long-term disability plan, or, if the Grantee is not covered under such plan or no such plan is maintained, and in the case of an Incentive Stock Option, “Disability” shall mean a Grantee’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(D) “Cause” shall mean, except to the extent specified otherwise by the Board, a finding by the Board that the Grantee (i) has breached his or her employment or service contract with the Company, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) has breached any written confidentiality, non-competition or non-solicitation agreement between the Grantee and the Company or (v) has engaged in such other behavior detrimental to the interests of the Company as the Board determines.

(vi) Notwithstanding anything set forth above, the Board may provide that an Option granted to a Key Advisor shall not terminate or otherwise be affected by any termination of service by the Key Advisor.

(h) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. Along with the notice of exercise, the Grantee shall pay the Exercise Price in respect of the exercise of an Option as specified by the Board (i) in cash, (ii) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) valued at Fair Market Value on the date of exercise, (iii) with the approval of the Board, by surrender of outstanding awards under the Plan or (iv) by such other method as the Board may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

6. Restricted Stock

The Board may grant Restricted Stock to an Employee, Non-Employee Director or Key Advisor, upon such terms as the Board deems appropriate. The following provisions are applicable to Restricted Stock:

(a) General Requirements. Shares of Company Stock issued or transferred pursuant to a Grant of Restricted Stock may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may, but shall not be required to, establish conditions under which restrictions on Restricted Stock shall lapse over a period of time or according to such other criteria as the Board deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(g)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(c) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 8(a). A stock certificate representing the shares of Restricted Stock shall be registered in the Grantee’s name but shall be held in the custody of the Company for the Grantee’s account.

(d) Right to Vote and to Receive Dividends. Unless the Board determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares.

(e) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock, that the restrictions shall lapse without regard to any Restriction Period.

7. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other amounts paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. The Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Board so permits, a Grantee may elect, in the form and manner prescribed by the Board, to satisfy the Company’s income tax withholding obligation with respect to Options or Restricted Stock paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

8. Transferability of Grants

(a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Board, pursuant to a domestic relations order or otherwise as permitted by the Board. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Board may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Board may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

9. Change of Control of the Company

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a) Unless the Board approves such acquisition, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in a single transaction, of securities of the Company representing more than 50 percent of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50 percent of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

(b) Unless the Board approves such acquisition, if in any series of acquisitions any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 2/3 of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 2/3 of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

(c) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50 percent of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) a liquidation or dissolution of the Company.

10. Consequences of a Change of Control

(a) Notice and Acceleration. 30 days prior to a Change of Control, unless the Board determines otherwise, (i) all outstanding Options shall become exercisable in full and (ii) the restrictions and conditions on all outstanding Restricted Stock shall lapse. Notwithstanding the foregoing, the Board may provide in one or more particular Grant Instruments for accelerated vesting in connection with a Change in Control without any Board discretion to determine otherwise. The Board shall provide notice to Grantees of the Change of Control as soon as practicable prior to the Change of Control.

(b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Board may take one or both of the following actions with respect to any or all outstanding Options: (i) the Board may require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options exceeds the Exercise Price of the Options; or (ii) the Board may, after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination or settlement shall take place as of the date of the Change of Control or such other date as the Board may specify.

(d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Board shall not have the right to take any actions described in the Plan (including without limitation actions described in subsection (c) above) that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right or action, the Change of Control would qualify for such treatments and the Company intends to use such treatments with respect to the Change of Control.

11. Requirements for Issuance or Transfer of Shares

(a) Stockholder’s Agreement. The Board may require that a Grantee execute a stockholder’s agreement, with such terms as the Board deems appropriate, with respect to any Company Stock issued or distributed before a Public Offering pursuant to this Plan.

(b) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(c) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successors or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwritten offering (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12. Cancellation and Rescission of Options and Restricted Stock

(a) Unless the Grant Instrument specifies otherwise, the Board may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired or unpaid Options or Restricted Stock (for purposes of this Section 12, an “Award”) at any time if the Grantee is not in compliance with all applicable provisions of the Grant Instrument and the Plan, or if the Grantee engages in any “Detrimental Activity.” For purposes of this Section 12, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, in violation of the Company’s applicable agreement with the Grantee or of the Company’s applicable policy regarding confidential information and intellectual property; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s applicable agreement with the Grantee or to the Company’s applicable policy regarding confidential information and intellectual property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Grantee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company, or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent in the United States and where appropriate in other countries; (iv) activity that results in termination of the Grantee’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including (but not limited to) the Company’s business conduct guidelines; (vi) any attempt (directly or indirectly) to induce any employee of the Company to be employed or perform services elsewhere or any attempt (directly or indirectly) to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Grantee’s being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

(b) Upon exercise, payment or delivery pursuant to an Award, the Grantee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Grantee fails to comply with the provisions of paragraphs (a)(i)-(viii) of this Section 12 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Grantee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Grantee by the Company.

(c) The Board, in its sole discretion, may grant to a Grantee, in exchange for the surrender and cancellation of an award previously granted to the Grantee, a new award in the same or different form and containing such terms, including without limitation a price that is higher or lower than any price provided in the award so surrendered or cancelled.

13. Amendment and Termination of the Plan

(a) Amendment. The Board may amend the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

(b) Termination of Plan. No Incentive Stock Option may be granted more than ten years from the Plan’s effective date. The Plan may be terminated by the Board at any time.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts pursuant to Section 19(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended by agreement of the Company and the Grantee consistent with the Plan.

(d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14. Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15. Rights of Participants

Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

16. No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17. Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18. Effective Date of the Plan

The Plan shall be effective on April 1, 2006.

19. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Board may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Board shall prescribe the provisions of the substitute grants.

(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or 422 of the Code which shall have been incorporated in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

(c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

(d) Other Restrictions. Notwithstanding any other provision of this Plan, Company Stock issued or distributed pursuant to this Plan may be subject to other restrictions described in the Company’s by-laws.

Appendix B

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION
OF
GENEREX BIOTECHNOLOGY CORPORATION

Generex Biotechnology Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: That at a meeting of the Board of Directors of the Corporation on ________, 2006, resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article Fourth of the Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

FOURTH: The aggregate number of shares of all classes of stock that this  Corporation shall have the authority to issue is 301,000,000 shares, consisting of (a)  300,000,000 shares of common stock, par value $.001 per share, and (b) 1,000,000 shares  of preferred stock, par value $.001 per share. The preferred stock may be issued in one or  more series and may have preferences as to dividends and to liquidation of the  Corporation. The Board of Directors of the Corporation shall establish the specific  rights, preferences, voting privileges and restrictions of such preferred stock or any series  thereof.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the holders of a majority of the shares of issued and outstanding common stock, par value $.001 per share, of the Corporation voted in favor of the foregoing amendment.

THIRD: That the foregoing amendment to the Restated Certificate of Incorporation was duly adopted by the stockholders of the Corporation on May 30, 2006, pursuant to the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned, being the duly authorized Secretary of the Corporation, for the purpose of amending the Restated Certificate of Incorporation of the Corporation pursuant to Section 242 of the DGCL, does make and file this Certificate of Amendment this ___ day of ______, 2006.

GENEREX BIOTECHNOLOGY CORPORATION

By:
Rose C. Perri, Secretary

GENEREX BIOTECHNOLOGY CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
MAY 30, 2006

The undersigned stockholder of Generex Biotechnology Corporation (the "Company") hereby appoints Anna E. Gluskin, Rose C. Perri and Mark A. Fletcher, and each of them with full power of substitution, the true and lawful attorneys, agents and proxy holders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on April 27, 2006, at the annual meeting of stockholders of the Company to be held on May 30, 2006 (the "Annual Meeting") at 10:00 a.m. at St. Lawrence Hall, 157 King Street East, Toronto Ontario M5E 1C4 and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS RELATING TO THE ANNUAL MEETING.

Item 1. To elect as directors, to hold office until the next meeting of stockholders and until their successors are elected, the eight (8) nominees listed below:

NOMINEES: John P. Barratt, Anna E. Gluskin, Rose C. Perri, Gerald Bernstein, M.D., Peter G. Amanatides, Mindy Allport-Settle, Brian McGee and David Wires.

☐ FOR ALL NOMINEES	☐ WITHHOLD ALL NOMINEES	☐ For all nominees except as noted above

A vote FOR all nominees is recommended by the Board of Directors.

Item 2. To approve the potential issuance and sale of equity securities below market price in excess of shares permitted to be issued without prior stockholder approval under NASDAQ Marketplace Rules 4350(i)(1)(C) and (D).

☐ FOR	☐ AGAINST	☐ ABSTAIN

A vote FOR is recommenced by the Board of Directors.

Item 3. To approve the adoption of a stockholder rights plan that will allow the Board of Directors to declare a dividend of one share purchase right for each outstanding share of common stock of the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

A vote FOR is recommenced by the Board of Directors.

Item 4. To approve the adoption of the Company’s 2006 Stock Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

A vote FOR is recommenced by the Board of Directors.

Item 5. To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

A vote FOR is recommenced by the Board of Directors.

Item 6. To ratify the appointment of Danziger & Hochman, Chartered Accountants as the Company’s independent public accountants for the fiscal year ending July 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

A vote FOR is recommenced by the Board of Directors.

Item 7. In their discretion, on such other business as may properly come before the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

Signature:

Signature:

Date:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT. IF YOU DO ATTEND, YOU MAY VOTE IN PERSON IF YOU DESIRE.

Please Mark, Sign, Date, and Return this Proxy Card Promptly Using the Enclosed Envelope.